FORM 8-K

                            UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549

                           CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Act of 1934

  Date of Report (Date of earliest event reported):  April 12, 1995

                  LINCAM PROPERTIES LTD. SERIES 85

    Illinois              2-99673                 36-3377785
(State or other     (Commission File No.)       (IRS Employee
jurisdiction of                               Identification No.)
organization)



      125 S. Wacker Drive, Suite 3100, Chicago, Illinois  60606
       (Address of principal executive office)      (Zip Code)

  Registrant's telephone number, including area code:  312-443-1477

                   BARTON CREEK LANDING APARTMENTS

                            Austin, Texas

Item 2.  Acquisition or Disposition of Assets

      On April 12, 1995, a 60% owned joint venture of Lincam Properties Ltd. Series 85 (the "Partnership") sold Barton Creek Landing Apartments, a 250-unit luxury garden apartment complex located in Austin, Texas. The Property sold includes 18.77 acres of land. The buyer, RREEF Barton Creek, L.P., is not affiliated with the partnership, the affiliate joint venture, or the general Partners of the Partnership, and the purchase price for the property was determined by arm's-length negotiations.

      The apartment complex was completed in 1986 and consists of 27 two-story wood frame buildings with brick and wood exteriors: it contains 71 one-bedroom units and 179 two-bedroom units in a variety of floor plans totalling 220,688 square feet of net rentable area. The apartment complex includes a swimming pool, a clubhouse/leasing office, a lighted tennis court and a sports court and is landscaped with tiered garden areas and spacious greenbelts. All units are well appointed and include such features as marble entries, fireplaces, individual security alarm systems, and energy-saving appliances including frost-free refrigerators with icemakers, automatic dishwashers, disposals, ovens, ranges and microwaves.


      The sales price was $14,871,600 for which the affiliate joint venture received approximately $14,272,000 in cash net of prorations and closing costs. The Partnership received 60% of the net proceeds ($8,563,200), a portion of which was used to repay its $5,000,000 outstanding note payable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

      (a)        Financial Statements.  Not applicable.

      (b) Pro Forma Financial Information. Inclusion of the pro forma financial information is impracticable at this time. This information will be filed under the cover of "Form 8/A-1" as soon as practicable but not later than sixty (60) days from the date of this report.

      (c)        Exhibits.

                 10.1 Agreement of Purchase and Sale of Barton Creek
                      Landing Apartments properties by LincAm Barton Venture to RREEF Barton Creek, L.P., and First Amendment thereto.





                              SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                      LincAm Properties Ltd. Series 85

                                      By:   LincAm Properties Inc.
                                            Corporate General Partner
                                                 (Registrant)




Date:      April 26, 1995                   By:  JOHN E. ALLEN
           --------------                        ---------------
           (Date)                                (Signature)

                                                 John E. Allen,
                                                 President of Corporate
                                                 General Partner




              FIRST AMENDMENT TO PURCHASE AGREEMENT

    This First Amendment to Purchase Agreement is made as of the ___ day of April, 1995 by and between RREEF America L.L.C., a Delaware limited liability company ("Purchaser") and Lincam Barton Venture ("Seller").

                      W I T N E S S E T H:

    WHEREAS, Seller and Purchaser have entered into that certain Purchase Agreement dated February 17, 1995 (the "Contract") for the purchase and sale of the property known as Barton Creek Landing Apartments (the "Property"), as more particularly described therein;

    WHEREAS, Seller and Purchaser have agreed to various changes to the Contract, as more fully set forth herein.

    NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Contract as follows:

    1. Purchase Price. The definition of Purchase Price under paragraph 1.3(a) of the contract is hereby amended to read as follows:
"Purchase Price. The purchase price for the Property (the Purchase Price) is $14,871,600."

    2. Tax Holdback. At closing, the real estate tax credit to be provided by Seller to Purchaser under the Contract shall be based on $940.99 for each day of Seller's period of ownership during the tax bill period. In addition, Seller shall credit to Purchaser an amount equal to $59.18 for each day of Purchaser's period of ownership during the current tax bill period, which Purchaser shall hold in its operating account until the final real estate tax bill attributable to the current billing period is issued. To the extent the actual tax bill is less than $343,462 and greater than $321,839, within thirty (30) days after receipt of such final tax bill, Purchaser shall pay to Seller an amount equal to Purchaser's share (on a per diem basis) of $343,462 less the greater of (i) the actual amount of such tax bill, or (ii) $321,839.

    3. Confidentiality. The parties hereto agree to keep confidential all matters relating to the Purchase Price (other than on a need-to-know basis), and to obtain agreements from their respective brokers, agents and employees to do the same.

    4. Property Owners Association. At Closing, Seller shall deliver to Purchaser an estoppel letter (in a form reasonably acceptable to Purchaser) from the Wallingwood P.U.D. Owners Association stating the annual amount of assessment due for the Property, that Seller has paid all assessments and other amounts due and owing to date, that no special assessments are being charged or are anticipated, and that neither Seller nor the Property is in violation of the terms of the Declaration of Covenants, Conditions and Restrictions creating such association.

    5. Price Allocation. Seller and Purchaser acknowledge that a portion of the Purchase Price is attributable to personal property to be conveyed. At or prior to closing, Seller and Purchaser shall negotiate in good faith to arrive at an allocation of the Purchase Price between the personal and real property to be conveyed.

    6. Zoning: Inspection Period. Upon full execution and delivery of this First Amendment by Seller and Purchaser, Purchaser hereby approves of the condition of the Property and waives its right to terminate the Contract pursuant to paragraph 2.1 thereof, except with regard to zoning matters. If Purchaser determines, in its sole discretion, that the current zoning for the Property is unsatisfactory to Purchaser, Purchaser may terminate this Contract by giving written notice of termination to Seller on or before April 12, 1995. If Purchaser does not so give such notice of termination, the Contract shall continue in full force and effect.

    7. Severability. If any provision of this Amendment is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; this Amendment shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom.

    8. Continuation of Contract. Other than as amended herein, the Contract shall remain in full force and effect and all capitalized terms herein shall have the same definition as those contained in the Contract. In the event of any conflict between the terms of the Contract and this First Amendment, the provisions of this First Amendment shall govern.

    IN WITNESS WHEREOF, the parties have executed this First Amendment to the Contract as of the date first set forth above.

Seller:                                    Purchaser:

Lincam Barton Venture                      RREEF America L.L.C.,
                                           a Delaware limited liability company
By:    Lincam Properties Ltd. Series 85

       By:   Lincam Properties, Inc.                 By:
             a Delaware corporation,                   ----------------------
             general partner                         Title:  Authorized
                                                             Representative


       By: ____________________________
       Title:

       By:   Lincam Associates, Ltd.
             an Illinois limited partnership,
             general partner

       By: ____________________________
       Title:





                      AGREEMENT OF PURCHASE AND SALE



                            FOR THE ACQUISITION

                                    OF

                      BARTON CREEK LANDING APARTMENTS

                                    BY

                           RREEF AMERICA L.L.C.

                                   FROM

                     LINCAM PROPERTIES LTD. SERIES 85











                     Dated as of:  February ____, 1995

                           TABLE OF CONTENTS
                                                                       Page

             ARTICLE 1  CERTAIN TERMS/PROPERTY/PURCHASE PRICE/
                         ADDITIONAL CONSIDERATION
      1.1   Certain Definitions. . . . . . . . . . . . . . . . . . . . . .1
      1.2   Purchase and Sale. . . . . . . . . . . . . . . . . . . . . . .3
      1.3   Purchase Price and Payment . . . . . . . . . . . . . . . . . .3
      1.4   Earnest Money. . . . . . . . . . . . . . . . . . . . . . . . .3

                           ARTICLE 2  INSPECTION
      2.1  Inspection and Review Period. . . . . . . . . . . . . . . . . .3
      2.2   Continuing Right of Access for Inspection. . . . . . . . . . .8

                          ARTICLE 3  TITLE REVIEW
      3.1   Delivery of Title Documents. . . . . . . . . . . . . . . . . .8
      3.2   Review of Title. . . . . . . . . . . . . . . . . . . . . . . .9
      3.3   Further Exceptions . . . . . . . . . . . . . . . . . . . . . 10

                  ARTICLE 4  OPERATIONS PRIOR TO CLOSING
      4.1   Seller's Operations. . . . . . . . . . . . . . . . . . . . . 10
      4.2   Leasing Arrangements and Management Transition . . . . . . . 11
      4.3   Removal and Replacement of Tangible Personal Property. . . . 12
      4.4   Seller's Obligations . . . . . . . . . . . . . . . . . . . . 12

                            ARTICLE 5  CLOSING
      5.1  Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . 13
      5.2   Seller's Deliveries in Escrow. . . . . . . . . . . . . . . . 13
      5.3   Purchaser's Deliveries in Escrow . . . . . . . . . . . . . . 14
      5.4   Closing Statements/Transfer Declarations . . . . . . . . . . 15
      5.5   Title Policy/Updated UCC Searches. . . . . . . . . . . . . . 15
      5.6   Possession . . . . . . . . . . . . . . . . . . . . . . . . . 15
      5.7   Termination of Property Management and Other Service
            Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . 15
      5.8   Memorandum/Name of Representative. . . . . . . . . . . . . . 16
      5.9   Delivery of Books and Records. . . . . . . . . . . . . . . . 16
      5.10  Notice to Tenants and Vendors. . . . . . . . . . . . . . . . 16
      5.11  Close of Escrow. . . . . . . . . . . . . . . . . . . . . . . 16
      5.12  Conditions Precedent . . . . . . . . . . . . . . . . . . . . 17

                  ARTICLE 6 PRORATIONS/OTHER ALLOCATIONS
                          AND DELIVERIES/EXPENSES
      6.1   Prorations . . . . . . . . . . . . . . . . . . . . . . . . . 18
      6.2   Tenant Deposits. . . . . . . . . . . . . . . . . . . . . . . 20
      6.3   Sales, Transfer, and Documentary Taxes . . . . . . . . . . . 20
      6.4   Utility Deposits . . . . . . . . . . . . . . . . . . . . . . 20
      6.5   Permit Transfer Fees . . . . . . . . . . . . . . . . . . . . 20
      6.6   Wages. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
      6.7   Intentionally Deleted. . . . . . . . . . . . . . . . . . . . 20
      6.8   Commissions. . . . . . . . . . . . . . . . . . . . . . . . . 20
      6.9   Transaction Expenses . . . . . . . . . . . . . . . . . . . . 21

                 ARTICLE 7  REPRESENTATIONS AND WARRANTIES
      7.1   Seller's Representations and Warranties. . . . . . . . . . . 21
      7.2   Purchaser's Representations and Warranties . . . . . . . . . 27
      7.3   Survival of Representation, Warranties and Covenants . . . . 28

               ARTICLE 8  DAMAGE OR DESTRUCTION/CONDEMNATION
      8.1   Damage or Destruction. . . . . . . . . . . . . . . . . . . . 29
      8.2   Condemnation . . . . . . . . . . . . . . . . . . . . . . . . 30

                            ARTICLE 9  REMEDIES
      9.1   Purchaser's Default. . . . . . . . . . . . . . . . . . . . . 30
      9.2   Seller's Default . . . . . . . . . . . . . . . . . . . . . . 30

                         ARTICLE 10  MISCELLANEOUS
      10.1  Parties Bound. . . . . . . . . . . . . . . . . . . . . . . . 31
      10.2  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . 31
      10.3  Invalidity . . . . . . . . . . . . . . . . . . . . . . . . . 31
      10.4  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . 32
      10.5  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . 32
      10.6  No Third Party Beneficiary . . . . . . . . . . . . . . . . . 32
      10.7  Entirety and Amendments. . . . . . . . . . . . . . . . . . . 32
      10.8  Execution in Counterparts. . . . . . . . . . . . . . . . . . 32
      10.9  Further Assurances . . . . . . . . . . . . . . . . . . . . . 32
      10.10 Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
      10.11 Confidentiality. . . . . . . . . . . . . . . . . . . . . . . 33
      10.12 U.S. Currency Required . . . . . . . . . . . . . . . . . . . 33
      10.13 Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . 33
      10.14 Use of Pronouns. . . . . . . . . . . . . . . . . . . . . . . 33
      10.15  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 33
      10.16  Construction. . . . . . . . . . . . . . . . . . . . . . . . 34
      10.17  Calculation of Time Periods . . . . . . . . . . . . . . . . 34
      10.18  Information and Audit Cooperation . . . . . . . . . . . . . 35
      10.19  Limitation of Liability . . . . . . . . . . . . . . . . . . 35
      10.20  As-Is, Where-Is . . . . . . . . . . . . . . . . . . . . . . 35


                        ARTICLE 11  INDEMNIFICATION
      11.1  Seller's Agreements. . . . . . . . . . . . . . . . . . . . . 36
      11.2  Purchaser's Agreements . . . . . . . . . . . . . . . . . . . 36
      11.3  Procedures for Obtaining Indemnification.  . . . . . . . . . 37
      11.4  Right to Assume Defense. . . . . . . . . . . . . . . . . . . 38

                      AGREEMENT OF PURCHASE AND SALE

                     (Barton Creek Landing Apartments)


      THIS AGREEMENT OF PURCHASE AND SALE ("Agreement") is made as of the ___ day of _________________, 1995, by and between RREEF AMERICA L.L.C., a Delaware limited liability company (the "Purchaser") and LINCAM PROPERTIES LTD SERIES 85, an Illinois limited partnership (as "Seller") under the following circumstances:

      A. Seller is the owner of the 250-unit apartment project and related facilities situated on the land described in Exhibit A attached hereto.

      B. Seller desires to sell to Purchaser and Purchaser desires to buy from the Seller, subject to and upon the terms and conditions hereinafter set forth, the 250-unit apartment project and related facilities situated on the land described in Exhibit A hereto.

      NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


            ARTICLE 1:  CERTAIN TERMS/PROPERTY/PURCHASE PRICE/
                         ADDITIONAL CONSIDERATION

      1.1 Certain Definitions: As used herein, the terms listed below shall have the following meanings throughout this Agreement:

            (a) The term "Real Property" shall be a reference to the real property described in Exhibit A attached hereto, together with (i) all improvements (if any) located thereon, including without limitation all heating, ventilation, electrical, plumbing and other mechanical or operational systems (collectively, the "Improvements"), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or in anywise appertaining to such real property, (iii) all right, title, and interest of the Seller in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining any portion of such real property, and
(iv) all right, title and interest of the Seller in and to all other real property around, claimed or used by the Seller adjoining or contiguous to any part of such real property. When the Survey (as defined herein) is available, the legal description in the Survey shall be accepted by the parties as the correct legal description of the Real Property, although material differences from Exhibit A shall be subject to the reasonable approval of Purchaser.

            (b) The term "Leases" shall be a collective reference to all leases of or other occupancy agreements for apartments and other space in the Improvements, including leases that may be made by Seller after the date hereof and prior to the Closing (as defined herein).

            (c) The term "Tangible Personal Property" shall be a collective reference to all equipment, machinery, furniture, furnishings, supplies and other tangible personal property owned by Seller and Seller's interest in any such property leased to Seller, now or hereafter located in and used in connection with the operation, ownership or management of the Real Property.

            (d) The term "Intangible Personal Property" shall be a collective reference to all intangible personal property related to the Real Property, including, without limitation: all trade names and trademarks associated with the Real Property including Seller's rights and interests, if and to the extent Seller has such rights and interests, in the name of the Real Property, which is commonly known as "Barton Creek Landing Apartments"; the plans and specifications and other architectural and engineering drawings for the Improvements, if and to the extent Seller has any right, title or interest in and to such plans and specifications and other architectural and engineering drawings for the Improvements; contract rights related to the construction, operation, ownership or management of the Real Property (but excluding the obligations of the Seller thereunder, except those expressly assumed pursuant to this Agreement); warranties, zoning approvals, building permits and licenses (to the extent assignable); tenant lists, correspondence with tenants and records (including, but not limited to, those relating to taxes, insurance, maintenance, repairs, capital improvements and services), booklets, manuals, advertising and promotional materials, including, without limitation, photographs and negatives, correspondence with suppliers, and telephone exchange numbers (if available).

            (e) The term "Property" shall be a collective reference to the Real Property and all Improvements, Tangible Personal Property and the Seller's interest in the Leases and Intangible Personal Property.

      1.2 Purchase and Sale. Subject to the applicable terms and conditions of this Agreement, Seller agrees to sell the Property to Purchaser, and Purchaser agrees to purchase the Property from Seller.

      1.3   Purchase Price and Payment.

            (a) Purchase Price. The purchase price for the Property (the "Purchase Price") is $14,900,000.00.

            (b) Payment of Purchase Price. The Purchase Price shall be payable at Closing (defined below), plus or minus prorations and other adjustments to the Purchase Price as described herein and after the application for the benefit of Purchaser of all Earnest Money (including any interest earned thereon), by wire transfer to the Seller.

      1.4 Earnest Money. Purchaser has deposited $50,000.00 into a joint order escrow account with Chicago Title Insurance Company, National Business Unit, 7616 LBJ Freeway, Suite 300, Dallas, Texas 75251 (Attn. Ms. Ellen Schwab) as escrow trustee, with such funds to be deposited in an insured interest bearing account pursuant to instructions to the Title Insurer from the Purchaser. Unless the Purchaser terminates this Agreement by delivery of written notice to Seller on or before the last day of the Review Period (as determined in accordance with Section 2.1 hereof), the Purchaser shall deposit within five (5) business days after the last day of the Review Period (as determined in accordance with Section 2.1 hereof) an additional $50,000.00 into the Escrow (all such amounts deposited therein, together with any interest accrued thereon, shall be collectively referred to herein as the "Earnest Money"). If Purchaser delivers such termination notice, all Earnest Money shall be returned promptly to Purchaser and, subject to the provisions of Section 2.1(d) below, this Agreement shall be null and void. In the absence of such notice, provided Seller fulfills all its obligations under this Agreement, the Earnest Money shall be nonrefundable to Purchaser and payable to Seller at Closing or, upon default of Purchaser, after the expiration of all applicable cure periods. Purchaser's failure to timely deposit the additional $50,000 referred to above shall be deemed a default hereunder and Seller shall have the right to exercise its rights and remedies pursuant to the terms and provisions of
Section 9.1 hereof.


                          ARTICLE 2:  INSPECTION

      2.1  Inspection and Review Period.  Purchaser shall have forty-five
(45) days after the date hereof (the "Review Period") to receive, review and inspect all aspects of the Property and to determine, in its sole discretion, that the Property is satisfactory in all respects. Notwithstanding anything to the contrary in this Agreement, Purchaser may terminate this Agreement by giving written notice of termination to Seller on or before the expiration of the Review Period. If Purchaser does not so give such notice of termination, this Agreement shall continue in full force and effect and Purchaser shall deposit with the Title Company, at the time and in the manner required pursuant to Paragraph 1.4, above, the additional Earnest Money described therein.

      (a) Inspections. The inspections and reviews will include, at a minimum, the following:

      (i) Physical inspections of the entire Property, unit by unit, including structural, mechanical, life-safety, engineering, civil, landscaping, paving, plumbing, electrical and all other detail inspections;

      (ii) Examination of all construction items, to the extent in Seller's possession or control (which, for purposes hereof, "control" shall mean readily available to Seller without cost [other than incidental costs of postage and other such items]), including as-built architectural, civil, electrical, life-safety, mechanical and plumbing plans and specifications, copies of any available construction reports, whether internal or external, certificates of completion from the project architect and inspecting architect, certificates of occupancy, building permits, evidence of compliance with fire code, building code and other governmental or regulatory code requirements and all other related use permits;

    (iii) Examination of all operating statements and supporting documentation of the Property from and including calendar years 1991 through 1994 as well as 1995 year to date together with the 1995 budget, reflecting all detailed rental income, operating expense accounts, and the maintenance log maintained for the Property;

      (iv) All documentation maintained in current tenant files, including all Leases, security deposit information, credit reviews, and the like;

      (v) An environmental report for the Property prepared by a qualified engineering firm acceptable to Purchaser and in form otherwise satisfactory to Purchaser, which shall be paid for by Purchaser and shall remain the property of Purchaser;

      (vi) All existing title policies and commitments and surveys issued or prepared in connection with the Property, together with copies of all exception documents noted therein; and

    (vii) Such other documents, reviews and inspections as Purchaser determines are reasonably necessary.

      (b) Access. Purchaser and its agents and contractors shall have unlimited access to the Property, subject to the limitations set forth herein (including, without limitation, the rights of all tenants under their leases), during the Review Period to enable Purchaser to conduct its review and analysis of the Property. Purchaser shall indemnify, defend and hold Seller harmless with respect to any damage to the Property or injury to any person caused by Purchaser, its agents, employees or contractors in connection with its investigations of the Property, provided, however, that with respect to any damage to the Property or injury to any person not caused solely by the negligence of any one or more of Purchaser, its agents or its contractors, such indemnification to be limited to the extent of Purchaser's, its agents' or contractors' contributory negligence. All activities of Purchaser during the Review Period shall be at Purchaser's sole expense, subject to Section 6.9 and Article 9 below.

      Purchaser agrees to provide Seller with twenty-four (24) hours advance notice of such inspections and further agrees that Seller (i) has the right to have an employee or agent present during such inspections and
(ii) has the right to approve in its sole discretion the scope and method of any physically intrusive inspection (for example, a Phase II Site Assessment).

      (c) Cooperation. To the extent such items are in Seller's possession or control (which, for purposes hereof, "control" shall mean readily available to Seller without cost [other than incidental costs of postage and other such items]), Seller shall provide access to the Property and copies of all items and records noted in Section 2.1(a) above, in this
Section 2.1(c) below, or hereafter requested (collectively the "Property Information"), to Purchaser and Purchaser's agents during normal business hours. Purchaser's inspection rights shall include without limitation the right to conduct a "walk-through" of the individual apartment units located in the Property during the Review Period or prior to the Closing, upon appropriate notice (not to exceed twenty-four (24) hours) to tenants subject to the rights of tenants under their leases. In the course of its investigations, Purchaser may make inquiries to third parties, including, without limitation, tenants, lenders, contractors, property managers, parties to Service Contracts and municipal, local and other government officials and representatives, and Seller consents to such inquiries. Seller shall in good faith cooperate with Purchaser and Purchaser's agents during Purchaser's reviews and inspections, and Seller shall disclose to Purchaser prior to expiration of the Review Period all physical and financial aspects of the Property of which Seller has any knowledge. Specifically, and without limitation, Seller shall provide to Purchaser (to the extent not already provided) not later than seven (7) days after the date hereof with copies of or access to the following items for the
Property:

      (i) Plans. Copies of architectural and construction plans and specifications;

    (ii)    Surveys.  Copies of existing surveys;

   (iii) Environmental. Copies of all existing environmental inspections, reports, tests, studies or audits;

    (iv) Title. Copies of existing title policies or commitments and all title exception documents;

     (v) Operating Statements. Copies of unaudited annual operating statements for 1991, 1992 , 1993 and 1994, plus the Property budget for 1995 (collectively, together with those referred to in Section 4.1(f), the "Operating Statements") together with a breakdown of all sources and amounts of all income in addition to rental revenues;

    (vi) Leases. Access to all Leases and Lease files and service agreements and maintenance files;

   (vii) Permits. A copy of all certificates of occupancy and copies of all current governmental permits, licenses and approvals;

  (viii) Rent Roll. A copy of a current rent roll (the "Rent Roll") showing unit, tenant, monthly rental, security or other deposit, date of security or other deposit, date rent paid through, delinquency, free rent or other concessions, and lease term (including any renewals);

      (ix) Tax Statements. Copies or a summary of ad valorem tax statements (including copies of all notices of valuation or tax protests) relating to the Property for the current year or other current tax period (if available) and for the three (3) calendar years preceding this Agreement;

      (x) Lease Form. Copies of Seller's standard lease forms in use at the Property;

      (xi) Service Contracts. Copies of a list (together with access to copies) of all management agreements, service, supply, equipment rental and similar contracts related to the operation of the Property (collectively, the "Service Contracts");

    (xii) Maintenance Records. Access to all available maintenance work orders for the 12 months preceding this Agreement;

   (xiii) Utility Bills. Access to all utility bills for the twelve (12) months preceding this Agreement, if available;

    (xiv) List of Capital Improvements. A list of all capital improvements performed on the Property within the twelve (12) months preceding this Agreement;

     (xv) Inventory. An inventory of the Tangible Personal Property and the Intangible Personal Property;

    (xvi) ADA Reports. Any written reports, results of inspections or surveys of the Property related to compliance with the Americans with Disabilities Act or other laws relating to access; and

   (xvii) Governmental Notices. Any written notices, reports, citations, correspondence or memoranda received by Seller from any government agency, unit, division or department (federal, state, county or municipal) concerning the Property and not covered in any of the categories above.

  (xviii)   Litigation.  A list of all litigation affecting the Property from 1992 to date and any pending litigation affecting the Property.

In addition, Seller shall arrange for Purchaser's representatives to meet as soon as practicable during the Review Period with the property manager or the person most knowledgeable about the Property to discuss the Property's operating performance, competitive position in the market, capital improvements and the like. In addition, Seller agrees to provide promptly to Purchaser any documents and information described in Sections 2.1(a) and (c) and coming into Seller's possession or produced by Seller prior to Closing.

      (d) Return of Materials. If this transaction does not close for any reason other than Seller's default, then all materials furnished by Seller shall be returned promptly to Seller upon receipt by Purchaser of the Earnest Money. If this Agreement terminates in its entirety pursuant to this Section 2.1, Purchaser shall deliver $100 to Seller as consideration for Seller's execution of and entry into this Agreement. Seller acknowledges that Purchaser expects to expend significant time, money and other resources in connection with the examination and investigation of the Property, and that, notwithstanding the fact that this Agreement may terminate pursuant to this Section 2.1, the payment of the $100 hereinabove described to be paid to Seller in the event of such a termination of this Agreement, the delivery of certain items which Purchaser may obtain, together with such time, money and other resources that may be expended, constitutes adequate consideration for Seller's execution of and entry into this Agreement.

      2.2 Continuing Right of Access for Inspection. During the pendency of this Agreement (even after the Review Period), Purchaser and its agents, employees, and representatives shall have a continuing right of reasonable access to the Property (which access shall still be subject to Section 2.1(b) above) and the right to examine and make copies of all items to which Purchaser was granted access during the Review Period.


                         ARTICLE 3:  TITLE REVIEW

      3.1 Delivery of Title Documents. Within seven (7) days after the date of this Agreement, Seller shall cause to be prepared and delivered to Purchaser the items in clauses (b) and (c) below and Purchaser shall cause to be prepared and delivered to Purchaser the item in clause (a) below:

      (a) A commitment (the "Title Commitment") covering a date not earlier than ten (10) days prior to the date of this Agreement issued by Chicago Title Insurance Company (the "Title Insurer" or the "Title Company") through its agent Heritage Title Insurance Company, Austin, Texas, to Purchaser providing for the issuance to Purchaser at the Closing of a Texas Form T-1 Owner's Title Insurance Policy with respect to the Real Property to be conveyed to Purchaser at Closing, in the amount of the Purchase Price, which commitment must disclose the Seller as the owner of fee simple title to the Real Property together with legible copies of all documents underlying all exceptions to title; and

      (b) A survey (including field notes) of the Real Property (the "Survey") made by Point Line Surveying, Inc. (Melvin D. Lindsey) or other surveyors or civil engineers approved by Purchaser and duly licensed in the jurisdiction in which the Real Property is located. The Survey shall be dated after the date of this Agreement, and Seller shall have same certified to Purchaser, any parties designated by Purchaser, and Title Insurer. Seller shall endeavor to have the surveyor certify the Survey using the form of Exhibit B attached hereto, as having been prepared in accordance with the standards adopted by the Texas Society of Professional Surveyors, including the standards for a Category 1A, Condition II survey as well as ALTA-ASCM Urban standards (provided, however, the only optional matters to be included regarding ALTA-ASCM Urban standards will be those that would be required under Texas Category 1A, Condition II standards).
To the extent that the surveyor does not use the language for his certificate as set forth in Exhibit B, or there are any optional items Purchaser would prefer to see the survey contain, Purchaser may note any discrepencies as to the certificate or preferred optional items as Title Objections. The Survey shall be sufficient for purposes of amending the areas and boundaries exception in the Title Policy. The Survey shall set forth all matters required on such a survey, including, but not limited to, the following: (i) all easements, rights-of-way and other encumbrances and matters of record affecting or appurtenant to the Real Property; (ii) the building and setback lines, if any; (iii) the line of the street or streets abutting the Real Property or any portion thereof; (iv) any and all encroachments upon the Real Property or any easement appurtenant thereto;
(v) all Improvements on the Real Property (including exterior dimensions);
(vi) the configuration and number of parking spaces; and (vii) the area of the Real Property; and (viii) stating whether the Real Property is located in an area designated by HUD as having special flood risks; and

      (c) At least fifteen (15) days prior to the Closing (with updates if the Closing Date is extended pursuant hereto) copies of current Uniform Commercial Code searches in the name of Seller and the Property issued by the Title Company or a search company acceptable to Purchaser ("UCC Searches"), covering a date not earlier than thirty (30) days prior to the Closing.

      3.2 Review of Title. Purchaser shall have ten (10) business days after the last to be received of the Title Commitment (including true, correct and complete copies of all exception documents referenced therein) and the Survey to review title and survey matters with respect to the Property, and to notify Seller of any objections to such matters ("Title Objections") with respect to the Property.

      Seller shall be obligated to discharge any Title Objections which are financing liens, mechanics' liens, materialmens' liens or tax liens and matters arising out of Seller's voluntary acts subsequent to the date of the Title Commitment, all of which liens, encumbrances and other matters shall be satisfied, cured or discharged, as appropriate, prior to the Closing. Purchaser may attempt, but shall not be obligated, to cure any Title Objections. Within five (5) business days of receipt of a notice delivered by Purchaser to Seller under the preceding paragraph, Seller shall notify Purchaser in writing of any Title Objection which it either refuses to cure or is unable to cure in a manner acceptable to Purchaser; in the absence of such notice from Seller, Seller shall be deemed to have agreed to cure or satisfy all Title Objections that were raised in such notice from Purchaser, and all such Title Objections shall be cured or satisfied by Seller prior to the applicable Closing.

      Purchaser shall have the right by giving notice to Seller within five
(5) business days after Purchaser is notified by Seller of its refusal or inability to cure any of the Title Objections raised by Purchaser to
(i) elect not to purchase the Property and to terminate this Agreement, in which event, notwithstanding anything in this Agreement to the contrary, the Earnest Money shall be returned to Purchaser; (ii) elect to proceed pursuant to this Agreement, thereby waiving its objection to such Title Objections; and/or (iii) elect to proceed pursuant to this Agreement, with the right to deduct from the Purchase Price (1) an amount necessary to discharge, satisfy or cure those Title Objections that Seller is obligated to discharge, satisfy or cure pursuant to the first sentence of the immediately preceding paragraph and (2) an amount, not to exceed $50,000, necessary to discharge any other liens or encumbrances of a definite or ascertainable amount. For purposes of this Agreement, the term "Permitted Exceptions" means (i) general or special real estate taxes not then due and owing, (ii) acts done or suffered to be done by Purchaser, (iii) leases entered into in the ordinary course of Seller's business and in accordance with the terms hereof, (iv) title matters that are disclosed by the Title Commitment and not objected to by Purchaser and (vi) any Title Objections waived by Purchaser in writing. If Purchaser fails to give the foregoing written notice to Seller within the time required in this paragraph, it shall be conclusively deemed that Purchaser has elected to waive the applicable Title Objections and has accepted them as additional Permitted Exceptions.

      3.3 Further Exceptions. If Title Insurer issues further amended Title Commitments or UCC Searches showing additional exceptions or exclusions from coverage or if further revised Surveys disclose additional defects, Purchaser may notify Seller of resulting additional Title Objections, the parties' shall proceed as provided above, and the Closing shall be extended, as necessary, but not beyond April 15, 1995, to accommodate Purchaser's right to object and terminate (and receive its Earnest Money) and the parties' right to cure in the manner provided above.


                  ARTICLE 4:  OPERATIONS PRIOR TO CLOSING

      4.1 Seller's Operations. Seller agrees that so long as this Agreement shall remain in effect, Seller shall:

      (a) Insurance. Maintain any and all insurance coverage presently in effect with respect to the Property, including policies of public liability, property damage and fire insurance;
      (b) Operations and Management. Unless otherwise provided herein, operate and manage the Property in the ordinary course of business in accordance with usual business practices in a manner befitting the current quality of the Property, and maintain the Property in its present condition, reasonable wear and tear excepted, including needed repairs and capital improvements consistent with historical practices and quality maintenance standards;

      (c) Contracts. Except as to Leases complying with Section 4.2 and contracts entered into in the ordinary course of business that are terminable without cause on 30-day's notice or as otherwise expressly permitted herein, not enter into any contract that will be an obligation affecting the Property subsequent to the Closing;

      (d) Listings and Other Offers. Not solicit or make or accept any offers to sell the Property, not engage in any discussions or negotiations with any third party with respect to the sale or other disposition of the Property, and not enter into any other contracts or agreements (whether binding or not) to sell or otherwise dispose of the Property;

      (e) Not Violate Agreement. Not take or omit to take any action that would have the effect of violating any of Seller's representations, warranties and agreements contained in this Agreement;

      (f) Operating Statements. Furnish Purchaser with monthly Operating Statements and monthly Rent Rolls as they become available, which statements and rent rolls shall be included in the defined terms "Operating Statements" and "Rent Rolls" as used herein; and

      (g) Access. Furnish Purchaser access to the Property and to records as set forth in Sections 2.1 and 2.2 and otherwise to verify management and maintenance practices and to assist any management transitions which would occur upon the Closing of this transaction.

      4.2 Leasing Arrangements and Management Transition. Seller agrees that:

      (a) Leasing. From and after the date of this Agreement, without Purchaser's prior written consent in each instance: Seller shall not enter into, amend or terminate any Lease unless in the ordinary course of business. All Leases entered into during this Agreement shall be on Seller's current standard lease forms except for non-material deviations, shall be for terms of no less than six (6) months and no greater than twelve (12) months at current market rentals, shall not include any concessions or discounts in excess of those prevalent in the market, and shall otherwise comply with Seller's current leasing policies. No leasing commissions will be incurred, except in accordance with Seller's past practice and in the ordinary course of business.

      (b) Management Transition. From and after the date hereof, Seller shall promptly provide to Purchaser copies of all monthly operating statements concerning the operation of the Property. It is agreed that such reports will be prepared on at least a monthly basis. Seller agrees that Purchaser may contact Seller's or Seller's managing agent's supervisors to discuss the reports delivered to Purchaser and to discuss the operation of the Property. Seller agrees to cooperate fully with Purchaser and Purchaser's representatives to apprise Purchaser of all matters relating to management of the Property and to facilitate transition of management at the Closing. Seller shall allow Purchaser's management personnel to work at the Property with Seller or Seller's managing agent's management personnel commencing five (5) days prior to the Closing for the purpose of installing facilities, reviewing files and records, determining the exact amount of unpaid and prepaid bills and rents, and otherwise preparing to take over management of the Property. In connection therewith, Seller shall allow Purchaser access to all files and records during such period.

      4.3 Removal and Replacement of Tangible Personal Property. Seller shall not remove any Tangible Personal Property, except as may be required for necessary repair or replacement, and any replacement shall be of equal quality and quantity as existed as of the time of its removal. Seller shall maintain supplies and inventories consistent with historical practices and quality management standards.

      4.4 Seller's Obligations. Other than the obligations of Seller expressly assumed by Purchaser pursuant to this Agreement, Seller, subject to the terms and conditions of this Agreement, covenants that it shall pay and discharge any and all liabilities of each and every kind arising out of or by virtue of the conduct of its business before and as of the Closing on or related to the Property, each to the extent Purchaser would otherwise be liable to pay such liabilities.


                            ARTICLE 5:  CLOSING

      5.1 Closing Date. Subject to fulfillment of the various conditions described herein, the consummation of the sale and acquisition of the Property, as contemplated herein (the "Closing"), shall take place on a date (the "Closing Date") specified in written notice from Purchaser to Seller which date shall be not more than fifteen (15) days following the expiration of the Review Period, and if no notice is given, the Closing Date shall be on the first business day to occur fifteen (15) days following expiration of the Review Period. The Closing shall take place through an escrow with the Title Insurer and/or by other arrangements satisfactory to the parties wherein all required documents and deliveries are deposited or otherwise delivered to the appropriate parties.

      5.2 Seller's Deliveries in Escrow. At the Closing, Seller shall deliver to Purchaser the following:

      (a) Deed. Special Warranty Deed for the Real Property (in the form attached hereto as Exhibit C-1) executed and acknowledged by the Seller and any other parties required to effectuate such conveyance, conveying to Purchaser good and marketable fee simple title to the Real Property, subject only to the Permitted Exceptions applicable to the Real Property;

      (b) Assignment of Leases. Assignment of Leases for the Property, containing mutual indemnities for pre- and post-closing matters (in the form attached hereto as Exhibit C-2);

      (c) Bill of Sale. Bill of Sale with respect to the Tangible Personal Property and Intangible Personal Property (in the form attached hereto as Exhibit C-3);

      (d) Assignment of Intangible Personal Property. Assignment of Intangible Personal Property with respect to the Property (in the form attached hereto as Exhibit C-4);

      (e) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller. If Seller fails to provide the necessary affidavit and/or documentation of exemption on the Closing Date, Purchaser may proceed with withholding provisions as provided by law;

      (f) Certificate of Representations and Warranties. A certificate (in the form attached hereto as Exhibit C-5) signed by Seller reaffirming and updating to the Closing Date the representations and warranties given by Seller under Article 7 that will include an updated Rent Roll and Operating Statement for the preceding month (or the next preceding month if the Closing Date is between the 1st and 10th day of a month);

      (g)   Form 1099B.  A Form 1099B executed by Seller;

      (h) Authority. Evidence of existence, organization and authority of Seller and the authority of the person executing documents on behalf of Seller, reasonably satisfactory to Purchaser and (to the extent applicable) the Title Insurer, including, without limitation, executed, original consents from those parties whose consent is required to be obtained and evidence that such consents are the only consents required to be obtained with respect to this transaction;

      (i) Assignments and Assumptions of Contracts. Assignments of any and all Service Contracts or other agreements (in the form attached hereto as Exhibit C-6);

      (j) Lien Waivers. Seller shall cause the property manager of the Property, the broker identified in Section 6.8 hereof, as well as any leasing broker involved with the Property to deliver to Purchaser, in form and substance reasonably acceptable to Purchaser and the Title Company, a waiver wherein such parties release any and all mechanic lien rights and claims that they or any one claiming by, through or under any of them may have pursuant to any applicable statute or law.

      (k) Additional Documents. Any additional documents required by this Agreement or that Purchaser or the Title Company may reasonably require for the proper consummation of the applicable transaction as contemplated by this Agreement, which documents shall be without cost or additional liability to the Seller.

      5.3 Purchaser's Deliveries in Escrow. At the Closing, Purchaser shall deliver to the Title Company to hold in escrow for delivery upon the Closing the following:

      (a) Purchase Price. The Purchase Price less the Earnest Money, plus or minus applicable prorations, shall be deposited by Purchaser with the Title Company in immediately available funds (all or any part of which may be the proceeds of a loan).

      (b) Authority. Evidence of existence, organization and authority of Purchaser and the authority of the person executing documents on behalf of Purchaser reasonably satisfactory to Seller and the Title Insurer.

      (c) Counterparts. Counterparts of the applicable Assignments or other Seller deliveries which are also to be signed by Purchaser, duly executed by Purchaser.

      (d) Additional Documents. Any additional documents required by this Agreement or that Seller or the Title Company may reasonably require for the proper consummation of the transactions contemplated by this Agreement, which documents shall be without cost or additional liability to the Purchaser.

      5.4 Closing Statements/Transfer Declarations. At the Closing, the Seller and Purchaser shall execute closing statements and transfer tax declarations (if applicable per Section 6.3 below) consistent with this Agreement in form reasonably satisfactory to the parties and, if applicable, as may be required by the Title Company.

      5.5 Title Policy/Updated UCC Searches. At the Closing, the Title Company shall deliver to Purchaser: (i) a Texas Form T-1 Owner's Policy of Title Insurance (the "Title Policy") issued by the Title Insurer dated as of the Closing in the amount of the Purchase Price, insuring Purchaser as owner of good and indefeasible fee simple title to the Real Property, subject only to the standard printed execptions (provided that the exception for restrictive covenants shall be deleted or list only restrictive covenants as may be Permitted Exceptions, the "areas and boundaries" exception shall, at Purchaser's cost, be amended to except only to shortages in area, taxes, assessments, standby fees and the like shall be limited to those due for 1995 and subsequent years, and subsequent assessments for prior years based on change of usage of ownership, all to the extent not due and payable and any exception for parties in possession shall be limited to the rights of tenants, as tenants only, pursuant to unrecorded leases) and the Permitted Exceptions ; and (ii) updated UCC Searches dated within five (5) days of Closing disclosing no security interests or liens affecting the Property being conveyed other than those to be released at the Closing. The Title Policy may be delivered within a reasonable time after the applicable Closing if that is the custom for the locality, provided, that the Title Insurer at the Closing issues a currently effective, duly executed "marked-up" Title Commitment for the Real Property and irrevocably commits in writing to issue the Title Policy in the form of the "marked-up" Title Commitment within no more than ten
(10) days after the Closing Date.

      5.6 Possession. At the Closing, Seller shall deliver to Purchaser possession of the Property, subject only to the applicable Permitted Exceptions.

      5.7   Termination of Property Management and Other Service
Contracts. The Seller shall terminate effective as of the Closing Date any existing property management agreements and any other terminable Service Contracts applicable to the Property being conveyed at such Closing and designated by Purchaser at least five (5) days prior to Closing. In addition, if Purchaser requests upon expiration of the Review Period, Seller shall also terminate any existing Leases (whether written, oral or otherwise) on the applicable Property between Seller and any employee of the existing property management firm under which rent is waived or is discounted, such termination to be effective no later than thirty (30) days from the Closing Date. Seller shall pay to Purchaser at Closing an amount equal to the difference between (a) the actual rent payable under such leases and (b) the full rental that would have been payable absent any waived or discounted rent, for the period of time from the Closing Date through the effective date of termination. The rent proration provided for in Section 6.1(b) shall be based on the actual rental received by Seller.

      5.8 Memorandum/Name of Representative. At the Closing, the Seller shall deliver to Purchaser written memoranda containing all information regarding the location and operation of all water, gas and other utility meters, water sprinkler lines, valves and systems, air conditioning and heating equipment, thermostats, fuse boxes and the like for the Property included in the Closing, and the name of a representative of Seller who will provide Purchaser with further information regarding the operation Property after the Closing, such as the location of water, gas and other utility meters, water sprinkler lines and valves, thermostats, fuse boxes and the like.

      5.9 Delivery of Books and Records. Immediately after the Closing, Seller shall leave at the Property, or, if such items are not currently at the Property, shall deliver to the offices of Purchaser or such other location as Purchaser may designate, the original Leases and Service Contracts; the Property's operating records including copies or originals of all books and records of account, contracts, leasing correspondence, receipts for deposits, unpaid bills and other similar papers or documents which pertain to the Property; all available operating manuals, equipment warranties, and the like; all advertising materials, booklets, and other similar items, if any, used in the promotion of the Property; all keys and combinations to locks; and all available architectural or construction plans, specifications and working drawings for Improvements. The Seller's obligations under this Paragraph shall survive the Closing.

      5.10 Notice to Tenants and Vendors. Immediately after the Closing, the Seller and Purchaser shall deliver to each vendor under the Service Contracts a notice regarding the sale of the Property in form and substance reasonably satisfactory to Purchaser and Seller. Immediately after the Closing, the Seller and Purchaser shall deliver to each tenant under each Lease a notice regarding the sale of the Property, such notice to be in the form of Exhibit C-7 attached hereto.

      5.11 Close of Escrow. Upon satisfaction or completion of the foregoing conditions and deliveries and performance by each party of its other obligations required to be performed prior to and/or at the applicable Closing, the parties shall direct the Title Company to immediately record the deed and deliver if not already delivered the applicable documents described above to the appropriate parties and make the disbursements according to the closing statements executed by the Seller and Purchaser and to otherwise perform in accordance with the parties' respective closing instruction letters, to the extent not inconsistent with the terms of this Agreement.

      5.12  Conditions Precedent.

      (a) Conditions to Purchaser's Obligation to Close. Notwithstanding anything to the contrary herein Purchaser's obligation to consummate its purchase of the Property shall be further contingent upon:

            (i) Seller's representations and warranties contained herein shall be true and correct in all material respects as of the Closing.

            (ii) The timely satisfaction or written waiver by Purchaser of each obligation to be performed hereunder by Seller prior to and/or at the Closing.

            (iii)  The Title Insurer's willingness to issue the Title
Policy.

            (iv) The absence of any material litigation or other proceedings with respect to the Property or otherwise affecting this transaction, except for any such litigation which Purchaser has, in a written notice delivered to Seller on or before the Closing Date, expressly approved after full disclosure by Seller with respect to such proceedings.

            (v) The absence of any other material adverse change in the physical condition, tenancy, operations or financial condition of the Property or Seller.

      (b) Conditions to Seller's Obligation to Close. Notwithstanding anything to the contrary herein, Seller' obligation at the Closing hereunder to consummate its sale of the Property to Purchaser shall be further contingent upon:

            (i) Purchaser's representations and warranties contained herein shall be true and correct in all material respects as of the Closing.

            (ii) The timely satisfaction or written waiver by Seller of each obligation to be performed hereunder by Purchaser prior to and/or at the Closing.


                                ARTICLE 6:
           PRORATIONS/OTHER ALLOCATIONS AND DELIVERIES/EXPENSES

      6.1   Prorations.  The items in subparagraphs (a) through (d) of this
Section 6.1 and other items of Property income and expenses customarily prorated in similar transactions shall be apportioned or prorated between the Seller and Purchaser as of the close of the day preceding the Closing Date in the manner set forth herein, or, if not provided for herein, then as customary for such items for transactions in the metropolitan Austin, Texas area. The parties shall endeavor to compute or estimate all closing adjustments prior to the Closing Date, and the Seller shall supply before such Closing satisfactory supporting evidence for all such adjustments as Purchaser reasonably requests. Proration items shall include:

      (a) Taxes and Assessments. General real estate taxes and assessments imposed by governmental authority ("Taxes") and any assessments by private covenant constituting a lien or charge on the Property for the then-current calendar year or other current tax period not yet due and payable. If the Closing for the Property occurs prior to the receipt by the Seller of the tax bill for such Property for the calendar year or other applicable tax period in which the Closing occurs, Taxes for such calendar year or other applicable tax period shall be prorated based upon 100% of the estimated Taxes calculated based upon the most recent ascertainable assessed values and tax rates, but not less than 100% of the tax bill for the previous calendar year or other applicable tax period. All prorations shall be based upon a fraction determined by dividing the number of days elapsed through the date of the applicable Closing by 365. Taxes for the Property shall be re-prorated on the same fractional basis at the time that the actual amount of the Taxes for the Property for the year or other applicable tax period in question are finally determined. Payments in connection with any re-proration of Taxes shall be due within 10 days of written notice.

      (b) Collected Rent. All collected rent and other income (and any applicable state or local tax on rent) under Leases in effect with respect to the Property. Seller shall be charged with any rentals collected by Seller before the Closing, but applicable to any period of time after such Closing. Uncollected rent and other income shall not be prorated. If Purchaser collects up to "two month delinquencies" after the Closing, Purchaser shall apply such rent to the obligations owing Purchaser for its period of ownership and to its third party costs of collection, remitting the balance, if any, to the Seller. "Two month delinquencies" are delinquencies under Leases that are delinquent by only the monthly installments that were due on the two due dates preceding the Closing Date.

Other than two month delinquencies, as provided above, no other rent delinquent as of the Closing but collected after the Closing shall be remitted to Seller. Purchaser shall bill and attempt to collect such delinquent rent in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any delinquencies. Once the Closing has occurred, Seller shall not have any right to seek by legal action or otherwise collection of any rents delinquent for the Property for any period prior to the Closing, unless the tenant has vacated the premises under the Lease before the Closing and the Lease is not assigned to Purchaser. Any rent collected by Seller relating to periods from and after the Closing shall by promptly paid over to Purchaser by Seller.

      (c) Utilities. Utilities, including water, sewer, electric, and gas, based upon the last reading of meters at the Property prior to the Closing. Seller and Purchaser shall endeavor to obtain meter readings and account changeovers for the Property on the day before the Closing Date, and if such readings and account changeovers are obtained, there shall be no proration of such items. In such event, Seller shall pay the bills therefor for the period to and including such Closing, and Purchaser shall pay the bills therefor for the period subsequent thereto. If the utility company will not read meters and issue separate bills, Purchaser will receive a credit against the Purchase Price for Seller's portion of utility charges based on historical utility charges for such month adjusted for current rates per Section 6.1(f). In such event Purchaser will pay the entire bill prior to delinquency after the subject Closing, but such amounts will be reprorated per Section 6.1(f). If Seller has paid any utilities no more than 30 days in advance in the ordinary course of business, then Purchaser shall be charged its portion of such payment at the Closing. In the event Seller allows deposits to remain with the utility companies for the benefit of Purchaser, Seller shall receive a credit at Closing in the aggregate amount of such deposits.

      (d) Fees and Charges under Service Contracts. Fees and charges under such of the Service Contracts as are being assigned to and assumed by Purchaser at the Closing shall be apportioned on the basis of the periods to which such Service Contracts relate. Seller shall pay all locator or finders fees with respect to tenants who have moved in prior to Closing. Purchaser shall pay, or reimburse to Seller, all such fees with respect to tenants moving in after Closing, but only to the extent that any such fees are due under Service Contracts delivered or made available to Purchaser during the Review Period and are executed in accordance with Section 4.1
(c).

      (e) Final Adjustment After Closing. In the event that final bills cannot be issued for any charge prior to the Closing, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing. Payments in connection with the final adjustment shall be due within 10 days of written notice. The parties' obligations to re-prorate the items prorated at Closing shall survive the Closing of the transactions contemplated hereby.

      6.2 Tenant Deposits. All tenant security deposits (and interest thereon if required by law or contract to be earned thereon) with respect to the Property that have not been previously applied in accordance with the terms of the leases shall, at Purchaser's election, be transferred or credited to Purchaser at the Closing. In accordance with the terms of
Article 11 hereof, Seller shall indemnify and hold Purchaser harmless from and against any loss, cost, liability or expense incurred by Purchaser by reason of any security deposit paid by any tenant under any Lease (and interest thereon, if required by law or contract to be earned thereon) collected by Seller and not transferred or credited to Purchaser at the Closing. In accordance with terms of Article 11 hereof, Purchaser shall indemnify and hold Seller harmless against any liability or expense incurred by Seller by reason of any tenant security deposit (and interest) to the extent transferred or credited to Purchaser at Closing.

      6.3 Sales, Transfer, and Documentary Taxes. All sales, gross receipts, or compensating taxes, documentary taxes, transfer taxes, and similar taxes and fees imposed upon the transfer of the Property under applicable state, county, city or other local law shall be paid by the Seller at Closing. The parties will execute and deliver any required transfer or other similar tax declarations at the Closing.

      6.4 Utility Deposits. The amount of deposits, if any, with utility companies that are transferable and that are assigned by Seller to Purchaser at Closing shall be credited to Seller.

      6.5 Permit Transfer Fees. Customary fees paid or payable with respect to permits and licenses assigned by Seller to Purchaser at the Closing, with the consent or approval (if required) of the issuer thereof, shall be charged to Seller.

      6.6 Wages. The Seller shall pay the wages, employment taxes and fringe benefits applicable thereto payable to employees, if any, of Seller as of their discharge on the Closing Date.

      6.7   Intentionally Deleted.

      6.8 Commissions. Seller and Purchaser represent and warrant to one another that they have not dealt with any real estate broker, sales person or finder other than Davidson Conine in connection with this transaction. In accordance with Article 11 hereof, Seller agrees to pay any and all amounts due to Davidson Conine and indemnify, defend and hold harmless Purchaser and its affiliates from and against any loss, cost, liability or expense suffered or incurred by any such party as a result of a claim or claims for brokerage commissions, finder's fees or other similar fees from Davidson Conine or any other party or firm that is based on the act or omission of Seller in breach of the above warranty. Purchaser agrees to indemnify, defend and hold harmless Seller from and against any loss, cost, liability or expenses suffered or incurred by any such party as a result of a claim or claims for brokerage commissions, finder's fees or other similar fees from any party or firm that is based on the act or omission of Purchaser in breach of the above warranty.

      6.9 Transaction Expenses. Upon the Closing of this transaction, the parties will share expenses incurred at or in connection with the Closing (the "Closing Costs") as follows: Seller will pay for the charges and premiums for the Title Commitment, Title Policy, UCC Searches, Surveys, recording fees, any transfer taxes, and one-half of any escrow fees; provided, however, that Seller's costs with respect to the Title Policy shall not include any amendment to the "areas and boundaries" exception, which shall be paid by Purchaser. Purchaser will pay for all lender's title insurance premiums and endorsements and all other matters relating to Purchaser's financing (including recording fees for security documents), and one-half of any escrow fees. Each party will pay its own attorneys' fees in connection with this transaction. Otherwise, Closing Costs will be borne as is customary for like transactions in the metropolitan Austin, Texas area.


                ARTICLE 7:  REPRESENTATIONS AND WARRANTIES

      7.1 Seller's Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate the transactions contemplated hereunder, Seller represents and warrants to Purchaser that:

      (a) Organization and Authority. Seller has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and, if different, is qualified to do business and in good standing in the state in which the Property is located. Seller has the full right and authority and has obtained any and all consents required therefor to enter into and perform this Agreement. The persons signing this Agreement on behalf of Seller are authorized to do so. This Agreement and all of the documents to be delivered by Seller at the Closing have or will have been duly authorized and properly executed and do and will constitute the valid and binding obligations of Seller.

      (b) Conflicts. The execution of and performance under this Agreement does not and will not conflict with the terms of any of Seller's constituent documents. There is no agreement to which Seller is a party or, to Seller's knowledge, which is binding on Seller which is in conflict with the execution of or performance under this Agreement or with the obligations imposed upon or rights granted to Seller hereunder.

      (c) Contractors and Suppliers. All contractors, subcontractors, suppliers, architects, engineers and others who have performed services or labor or supplied material in connection with Seller's ownership or management of the Property have been paid in full and all liens arising therefrom (or claims which with the passage of time or notice or both could mature into liens) have been satisfied and released, except for bills or work not more than thirty (30) days old incurred for routine maintenance in the ordinary course of business for which a proration adjustment will be made.

      (d) Pending Actions. There is no litigation, action or proceeding pending or, to Seller's knowledge, threatened (with respect to material items) against or pertaining to the Property or any incident thereon, or which challenges or impairs Seller's ability to execute, deliver or perform under this Agreement except as set forth on Exhibit D.

      (e) Rent Roll. Except as described in the Rent Rolls for the Real Property, there are no Leases otherwise affecting the Real Property, and no person, other than tenants under the Leases and subject to the Permitted Exceptions, has any right of possession of all or any portion of the Real Property. Except as otherwise specifically and expressly set forth in the Rent Roll for the Real Property: no presently outstanding rent concessions have been given to any tenants; no rent has been paid in advance by any tenants respecting a period subsequent to the Closing (except for the month in which the Closing occurs); no tenants have any claim against Seller for any security deposit or other deposits or interest thereon, other than pursuant to the terms of its Lease with respect to sums specified as security deposits in the Rent Roll for such Property; no tenants have any options or rights of first refusal to purchase or to extend or renew their Leases or rent additional space; and, other than with respect to locator or finders fees due under Service Contracts delivered or made available to Purchaser during the Review Period, and payments under which are governed by Section 6.1(d) above, there are no leasing or other commissions due, nor will any become due, in connection with any Lease, any renewal or extension of any Lease for which Seller is not responsible. To Seller's knowledge, no tenants have asserted nor are there any defenses or offsets to rent accruing after the Closing with respect to any Lease of the Property. To Seller's knowledge, except as specifically set forth in the Rent Roll for the Property, no default or breach exists on the part of any tenant.
Seller has not received any notice of any material default or material breach on the part of the landlord under any Lease, nor, to the best of Seller's knowledge, does there exist any such material default or material breach on the part of the landlord. No understanding or agreement with any party exists as to payment of any leasing commissions or fees regarding future leases or as to procuring of tenants for the Property.

      (f) Service Contracts. There are no management, service, supply, equipment, rental or similar agreements affecting the Property, other than the Service Contracts. The list and copies of Service Contracts provided to Purchaser are true, correct and complete. No portion of the Property is leased by Seller as tenant except as set forth on Exhibit E. Neither Seller nor, to Seller's knowledge, any other party is in default with respect to any of its material obligations or liabilities pertaining to the Service Contracts.

      (g) Operating Statements. The Operating Statements for the Property show all items of income and expense (operating and capital) incurred in connection with the Seller's ownership, operation and management of the Property for the periods indicated and are true, correct and complete in all material respects.

      (h) Notice of Violations. Seller has not received any written notice and Seller has no knowledge that the Property or the use thereof violates or is a non-conforming use with respect to any Codes in any material respect that have not been resolved to the satisfaction of the issuer of the notice. With respect to this Section 7.1(h), Purchaser acknowledges that the Property's compliance or non-compliance with the Americans With Disabilities Act (the "ADA") is excluded from Seller's knowledge representation set forth in this Section.

      (i) Codes and Restrictions. Except for ADA compliance, to Seller's knowledge, the Property and its current use and operation comply with all Codes currently applicable or scheduled to become applicable to the Property, and with all restrictions, covenants or similar agreements
affecting the Property.   Except for items included in the Permitted
Exceptions, Seller has not entered into or has no knowledge of any agreement with any governmental official, agency or body or with any other person or entity with respect to any modification, variance or exception regarding such Codes, or any restrictions, covenants or agreements applicable to the Property.

      (j) Utilities. To Seller's knowledge, all water, sewer, gas, electric, telephone, drainage facilities and all other utilities required for the operation of the Property as an apartment complex (collectively "offsite utilities") are installed to the boundaries of the Property, are connected with valid permits and fully paid tap-in or recapture fees, to Seller's knowledge are in proper working order, and to Seller's knowledge are adequate to serve the Property as presently constituted. To Seller's knowledge, all licenses, permits, easements and rights-of-way required from all governmental authorities having jurisdiction over the Property or from private parties to make use of the offsite utilities in connection with the operation of the Property are in existence and in full force and effect.

      (k) Real Estate Taxes and Assessments. To Seller's knowledge and except as disclosed in the Operating Statements there are not presently pending any material assessments, or material governmental or quasi-governmental (i.e., a body or entity deriving its authority from legislative or governmental enactments) fees or charges of any nature with respect to the Property or any part thereof, nor has Seller received any notice of any such assessments, fees or charges which would be applicable to the Property being contemplated.

      (l) Fair Housing Act. There are no pending or, to Seller's knowledge, threatened actions in connection with the Fair Housing Act (42 U.S.C. Section 3601 et seq., as amended) against Seller or its property management company with respect to the Property.

      (m) Hazardous Materials. To the best of Seller's knowledge, without independent investigation, (1) there are no underground storage tanks currently located on the Property and (2) no prior owner of the Property or any other party has used the Property or placed under, on, or above the Property, any Hazardous Materials other than those customarily used in the management and operation of residential apartment complexes and that have not been used, stored or disposed of in violation of any Environmental Laws. Seller has not placed (or, to Seller's knowledge, caused or permitted to be placed) any Hazardous Materials under, on, or above the Property other than those customarily used in the management and operation of residential apartment complexes and that have not been used, stored or disposed of in violation of any Environmental Laws. Seller has no knowledge of any claimed or actual noncompliance or violation of Environmental Laws related to the Property, except in each case as disclosed in the environmental reports listed on Exhibit F which have been delivered to Purchaser within the Review Period provided for in Section
2.1. The term "Environmental Laws" shall include, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et. seq.; the Clean Water Act, 33 U.S.C. Section 1251 et. seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C.
Section 136 et. seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et. seq.; the National Environmental Policy Act, 42 U.S.C, Section 4321 et. seq.; the Noise Control Act, 42 U.S.C. Section 4901 et. seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et. seq.; the Resource Conservation and Recovery Act ("RCRA") 42 U.S.C. Section 6901 et. seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et. seq.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et. seq., as amended by the Superfund Amendments and Reauthorization Act, and the Emergency Planning and Community Right-to-Know Act; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. Section 2601 et. seq.; and the Atomic Energy Act, 42 U.S.C. Section 2011 et. seq., and any and all other applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations, orders or decrees regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material; all as amended from time to time, together with their implementing regulations and guidelines. The term "Hazardous Materials" shall include, without limitation, any hazardous substance, pollutant, or contaminant regulated under CERCLA or any other Environmental Laws; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas, and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos, asbestos containing materials, polychlorinated biphenyls, and other substances regulated under TSCA; source material, special nuclear material, and by-product materials regulated under the Atomic Energy Act; and industrial process and pollution control wastes to the extent regulated under applicable Environmental Laws.

      (n) No Defects in Work. To Seller's knowledge, there are no: (i) material design, materials or workmanship defects in the Work (as defined below) with respect to the Property and associated Improvements, (ii) material deviation in the Work and the Improvements from the plans and specifications delivered to Purchaser pursuant to Section 2.1 and (iii) material non-compliance with all applicable Codes, in each case that would affect Purchaser's ability to operate the Property in the same manner as Seller has operated the Property. The term "Work" means the labor and materials used in the construction of the Improvements and includes all labor, materials, equipment and services of whatever nature required in connection therewith. Except as otherwise disclosed by Seller to Purchaser in writing within the applicable Review Period provided in Section 2.1, all apartment units with respect to the Property are in rentable condition, suitable for occupancy.

      (o) Withholding Obligation. The sale of the Property is not subject to any Federal, state or local withholding obligation of Purchaser under the tax laws applicable to Seller or any of the Property.

      (p) Condemnation. No condemnation or other governmental taking proceedings and no rezoning proceedings relating to the Property are pending or, to Seller's knowledge, threatened.

      (q) Insurer Notices. Seller has not received any notice from any insurance company or board of fire underwriters of any defects or inadequacies respecting the Property which would adversely affect the insurability of the Property or cause an increase in the premiums for the Property which have not been cured or repaired to the satisfaction of the party issuing the notice.

      (r) Deliveries. To the extent prepared by Seller, its property manager or investment advisor, all Operating Statements, Rent Rolls, Service Contracts, Leases, books, records, schedules, exhibits, and other items delivered or made available to Purchaser pursuant to the terms of this Agreement are true, accurate and complete in all material respects. The information to be furnished by Seller on which the computation of closing prorations, adjustments and payments will be based shall, to the extent then available, be true, correct and complete in all material respects.

      (s) Condition. To the best of Seller's knowledge, except as disclosed on Exhibit G, (i) all building systems and mechanical equipment, including, without limitation, the plumbing, air conditioning, heating, ventilation, hot water heaters and electrical systems, and all appliances (including, without limitation, substantially all stoves, refrigerators, and dishwashers associated with individual apartment units) are in serviceable and safe operating condition, and (ii) the Improvements including the roofs and foundations thereof are in sound structural condition, with no material leaks or other material defects.

      (t) Financial Statements. All financial statements delivered by or on behalf of Seller to Purchaser present fairly, in all material respects, the results of operations for the relevant periods then ended. At Purchaser's request, Seller agrees to make available to Purchaser or Purchaser's designated representative (at Purchaser's cost) all financial books and records for the Property for the period from January 1, 1991 through December 31, 1994.

      (u) IRPTA Inapplicability. The Property does not contain any "facilities" which are subject to reporting under Section 312 of the Federal Emergency Planning and Community Right-To-Know Act of 1986 and federal regulations promulgated thereunder nor does the Property contain underground storage tanks which require notification under Section 9002 of the Solid Waste Solid Disposal Act, as now or hereafter amended (42 U.S.C.
6991).

      (v)   ERISA.  Based on Purchaser's representation set forth in
Section 7.2(c) hereof, none of the transactions contemplated in this Agreement constitute a non-exempt prohibited transaction under Section 406(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the United States Internal Revenue Code of 1986, as amended (the "Code").

      (w) Assignment of Leases. Seller is the absolute owner of all of the landlord's right, title and interest in and to the Leases and that such right, title and interest is free of any lien or charge and is not subject to any assignment, transfer, or hypothecation.

      (x) Bill of Sale. Seller is the absolute owner of the property conveyed pursuant to the Bill of Sale executed pursuant to Section 5.2(c) hereof, that Seller has not sold, assigned, transferred or set over such property to any other person or entity, that such property is free and clear of all liens, charges and encumbrances, that Seller has full right, power and authority to sell such property and to make and execute such Bill of Sale, and that there are no taxes or other charges currently due and owing which could give rise to a lien or charge on such property.

      (y) Assignment of Intangible Property. Seller has not assigned, transferred or hypothecated its interest in the property conveyed pursuant to the assignment of intangible personal property delivered pursuant to
Section 5.2(d) hereof, to any other person or entity, which assignment or hypothecation shall not have been released as of the Closing Date.

      (z) Assignment of Service Contracts. Seller is the absolute owner of the respective right, title and interest in and to the Service Contracts conveyed pursuant to the Assignment of Service Contracts delivered pursuant to Section 5.2(i) hereof and that such right, title and interest is free of any lien or charge (other than those charges being prorated pursuant to this Agreement) and is not subject to any assignment, transfer or hypothecation.

As used herein, the phrase to "the best of Seller's knowledge" or to "Seller's knowledge" or any derivation thereof, shall mean the actual knowledge, without any independent investigation or inquiry, of any one of John Allen, Cindy Martinez or Frederika Tschoepe.

      7.2 Purchaser's Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

      (a) Organization and Authority. Purchaser has been duly organized and is validly existing as a Delaware limited liability company, in good standing in the State of Delaware. Purchaser at Closing will be duly organized and validly existing and in good standing in its state of organization and in all jurisdictions where its operations or properties so require. Purchaser shall have the full right and authority and shall have obtained any and all consents required to enter into and perform this Agreement. The persons signing this Agreement on behalf of Purchaser are authorized to do so. All of the documents to be delivered by Purchaser at the Closing will have been duly authorized and properly executed and will constitute the valid and binding obligations of Purchaser.

      (b) Conflicts. The execution of and performance under this Agreement does not and in the case of Purchaser will not conflict with the applicable organizational documents of Purchaser. There is and at Closing will be no agreement to which Purchaser is a party or, to Purchaser's knowledge, binding on Purchaser which is and at Closing will be in conflict with the execution of or performance under this Agreement.

      ve    ERISA.  Neither Purchaser is, nor will its permitted assignee pursuant to Section 10.1 hereof be, an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any employee benefit plan subject to Title I of ERISA or Section 4975 of the Code nor are they fiduciaries to the beneficiaries of the shareholder of Seller which beneficiaries are identified on Exhibit I.

      7.3 Survival of Representation, Warranties and Covenants. The continued validity in all material respects of the foregoing representations and warranties shall be a condition precedent to the obligation of the party(ies) to whom the representation and warranty is given to close the transactions set forth herein. In the event at any time prior to the Closing, Seller learns or has reason to believe that any of Seller's representations and warranties is no longer true or correct, Seller shall immediately notify Purchaser in writing and therein shall specify the factors rendering or likely to render such representations or warranties untrue or incorrect.

      If Purchaser has actual knowledge (by Seller's notice set forth above in this Section 7.3 or otherwise) that any of Seller's representations and warranties shall not be true and correct in all material respects at any time on or before the Closing Date (whether or not true and correct as of the date of this Agreement or whether any change in facts or circumstances has made the applicable representation and warranty no longer true and correct, and regardless as to whether the applicable representation or warranty is qualified to Seller's knowledge or otherwise), then Purchaser may, at Purchaser's option exercised by written notice to Seller delivered on or before the Closing Date, and as its sole and exclusive remedies, either (i) proceed with this transaction, thereby accepting and waiving the applicable representation and warranty as being modified by Seller's notification, if any, or Purchaser's actual knowledge; or (ii) terminate this Agreement and declare this Agreement of no further force and effect, and in which event the Earnest Money then held by the Title Insurer shall promptly be returned to Purchaser. Purchaser may exercise such rights for breach of representations and warranties whether or not Seller has notified Purchaser as provided above. For purposes of this Section 7.3, Purchaser's "actual knowledge" shall be deemed to include that knowledge actually known to Purchaser, its employees, agents and contractors as well as any facts contained in the documents concerning the Property that Seller either delivered to Purchaser or made available to Purchaser.

      All representations and warranties set forth above shall be continuing and deemed remade as of the Closing Date and shall survive the Closing, subject to Section 10.5.


              ARTICLE 8:  DAMAGE OR DESTRUCTION/CONDEMNATION

      8.1 Damage or Destruction. The risk of loss of or damage to the Property by reason of any insured or uninsured casualty during the period up to and including the Closing Date shall be borne by Seller. In the event of any material damage to or destruction of the Property, Purchaser may, at its option, by notice to Seller given within 10 days after Purchaser is notified of such damage or destruction (and at Purchaser's option the Closing for the Property shall be extended, if necessary, to give Purchaser such 10-day period to respond to such notice) elect (i) not to purchase the Property and (ii) to proceed under this Agreement. In the event Purchaser is proceeding under clause (ii), Purchaser shall receive all insurance proceeds for any damage to the Property which are due the Seller as a result of such damage or destruction. In such event, Purchaser shall receive a credit at the Closing for any deductible under said insurance policies, up to the cost of repairing such damage or destruction.

      If the Property is not materially damaged, then Purchaser shall not have the right to terminate this Agreement as a result of such damage but Seller shall at its cost repair the damage before the Closing in a manner reasonably satisfactory to Purchaser, or if repairs cannot be completed before the applicable Closing, credit Purchaser at such Closing, for the reasonable cost to complete the repair.

      For purposes of this Article 8 only "Material damage" and "Materially damaged" mean damage reasonably exceeding $100,000 to repair.

      8.2 Condemnation. In the event of any threatened, contemplated, commenced or consummated proceedings in eminent domain or other governmental taking (notice of which shall be given to Purchaser by Seller immediately) (a "condemnation proceeding") respecting the Property, Purchaser may, at its option, by notice to Seller given within 10 days after Purchaser is notified of such actual or possible proceedings (and at Purchaser's option the Closing shall be extended, if necessary, to give Purchaser such 10 day period to respond to such notice) Purchaser may (i) elect not to purchase the Property or (ii) to proceed under this Agreement without reduction in Purchase Price. In the event Purchaser is proceeding under clause (ii) Seller shall at the Closing assign to Purchaser its entire right, title and interest in and to any condemnation award for the Property and Purchaser shall have the sole right during the pendency of this Agreement and after the Closing for the Property to negotiate and otherwise deal with the condemning authorities in respect of such matters.



                           ARTICLE 9:  REMEDIES

      fec   Purchaser's Default.  If the transaction contemplated hereby does not close by reason of a default by Purchaser in any of the terms hereof (as opposed to by reason of failure of any contingency to Purchaser's obligations hereunder), then Seller may, as its sole and exclusive remedy receive all Earnest Money deposited to the date of such default, and pursue against Purchaser any and all rights and remedies available at law or equity to obtain from Purchaser copies of all items to be delivered pursuant to Section 2.1(e) above. The parties acknowledge that Seller's actual damages in the event of a default by Purchaser under this Agreement will be difficult to ascertain, and that Seller's receipt of the Earnest Money as liquidated damages represent the parties' best estimate of such damages.

      9.2 Seller's Default. If the transaction contemplated hereby does not close by reason of a default by Seller in any of the terms hereof (as opposed to by reason of failure of a contingency to any of Seller's obligations hereunder), then Purchaser may, as its exclusive remedies: (a) pursue specific performance, injunctive or other similar relief to enforce this Agreement, or (b) rescind this Agreement and receive a refund of all Earnest Money deposited to date (including all interest thereon) and in conjunction therewith pursue against Seller any and all rights and remedies available at law or equity to obtain from Seller (i) reimbursement for the payment of all costs and expenses allocable to Seller under Section 6.9 of this Agreement, and (ii) if Seller's default was due to an intentional, bad faith breach by Seller of its obligations and covenants under Sections 4.1
(a), (c) and (g), then reimbursement for all out-of-pocket expenses of Purchaser in connection with this transaction, up to $35,000 (items (i) and (ii) being agreed liquidated damages). The parties acknowledge that Purchaser's actual damages in the event of a default by Seller will be difficult to ascertain, and that such liquidated damages represent the parties' best estimate of such damages.


                        ARTICLE 10:  MISCELLANEOUS

      10.1  Parties Bound.  Subject to Purchaser's rights below in this
Section 10.1, no party may assign this Agreement before the Closing without the prior written consent of the other party hereto, and any such prohibited assignment shall be void. It is understood that Purchaser may assign its rights and obligations under this Agreement to an entity (a "Permitted Assignee") which is owned by Purchaser or is under common ownership with Purchaser or is an entity which Purchaser manages or controls, or for which Purchaser is acting as investment manager, or is an entity in which Purchaser is a general partner, in which case Seller after receiving notice thereof shall direct all performance and conveyances to such permitted assignee and title may be taken in the name of a nominee or a partnership in which a Permitted Assignee is a partner. Subject to the foregoing, this Agreement and all provisions hereof, including, without limitation, all representations and warranties made hereunder, shall extend to, be obligatory upon and inure to the benefit of the respective heirs, devisees, legal representatives, successors, assigns and beneficiaries of the parties hereto. No assignment (including an assignment by Purchaser permitted above) shall relieve the assignor of any obligation under this Agreement whether arising before or after such assignment. Purchaser and Seller acknowledge that all of Purchaser's representations and warranties contained in Section 7.2 hereof shall remain true and correct after such permitted assignment, with the understanding that the state of organization of the permitted assignee may be other than Delaware.

      10.2 Headings. The article and section headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

      10.3 Invalidity. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall be deemed not to be a waiver of such party's right to enforce against the other party the same or any other such term or provision.

      10.4 Governing Law. This Agreement shall, in all respects, be governed, construed, applied and enforced in accordance with the law of the State of Texas.

      10.5 Survival. The provisions of this Agreement that contemplate performance after the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of such Closing; provided, however, that except for the representations and warranties set forth in Sections 6.8, 7.1(a) and (b) and Sections 7.2(a) and (b), which representations and warranties shall survive forever, the representations and warranties of Seller set forth in Section 7.1 and of Purchaser set forth in Section 7.2 of this Agreement shall survive only for a period of one (1) year after the Closing Date, and Purchaser shall have the right to bring an action thereon only if Purchaser has given Seller written notice within such applicable one (1) year period setting forth the nature and basis of its claim.

      10.6 No Third Party Beneficiary. Subject to Section 10.1 this Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary, or otherwise.

      10.7 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property including without limitation that certain letter agreement between Seller and Purchaser dated January 24, 1995. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

      10.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

      10.9 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered at the Closing, each party agrees to perform, execute and/or deliver (or cause to be delivered, executed and/or delivered) to the other party on or after the Closing, any and all further acts, deeds and assurances as may be reasonably necessary to consummate the transactions contemplated hereby and/or to further perfect and deliver to the conveyance, transfer and assignment of the Property. Such deliveries shall be made at no cost and with no additional liability to the party requested to deliver such further assurances.

      10.10 Time. Time is of the essence in the performance of each and every term, condition and covenant contained in this Agreement.

      10.11 Confidentiality. The parties will maintain the confidentiality of the terms of this transaction and the contents of this Agreement and other related documentation; provided that (a) Purchaser may disclose material terms in discussions with prospective equityholders or lenders,
(b) Purchaser may disclose all matters which are required to be disclosed by applicable law in any filings with the Securities and Exchange Commission, and (c) either party may disclose matters to its accountants, attorneys and other consultants with a need to know who are informed of this confidentiality restriction.

      10.12 U.S. Currency Required. All sums of money referred to herein shall be in currency of the United States of America.

      10.13 Attorneys' Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party losing in any final judgment agrees to pay to the prevailing party all reasonable costs, charges and expenses, including attorneys' fees, expended or incurred in connection therewith.

      10.14 Use of Pronouns. The use of the neuter singular pronoun to refer to a party shall be deemed a proper reference, even though such party may be an individual, partnership or a group of two or more individuals. The necessary grammatical changes required to make the provisions of this Agreement apply in the plural sense where there is more than one seller or purchaser and to either partnerships or individuals (male or female) shall in all instances be assumed as though in each case fully expressed.

      10.15 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

  If to Purchaser:      c/o The RREEF Funds
875 N. Michigan Avenue
                        Suite 4114
                        Chicago, Illinois  60611

                  Attn:  Charles B. Leitner
                        Phone: (312) 266-9300
                        Fax:   (312) 266-9346

   with a copy to:  D'Ancona & Pflaum
                        30 N. LaSalle Street
                        Suite 2900
                        Chicago, Illinois  60602
                        Attention:  Joel D. Rubin
                       Fax:   (312) 580-0923
                       Phone: (312) 580-2000

  If to Seller:   Lin AM Series 85 Limited Partnership
                        c/o Amli Realty Co.
                        125 South Wacker Drive
                        Suite 3100
                        Chicago, Illinois 60606
                        ATTN:  Mr. John Allen
                        Fax: (312) 443-0909
                        Phone: (312) 443-1477


   With a copy to:      Smith, Stern & Friedman, P.C.
                        3102 Oak Lawn, Suite 610
                        Dallas, Texas  75219
                        ATTN:  Clifford L. Friedman, Esq.
                        Fax: 214-443-0088
                        Phone: 214-443-0066

      Any such notices shall be either (a) sent by certified mail, return receipt requested, in which case notice shall be deemed received three business days after deposit, postage prepaid in the U.S. Mail and deemed given on such deposit, (b) sent by overnight delivery using a nationally recognized overnight courier, in which case it shall be deemed received one business day after deposit with such courier and deemed given upon such deposit, (c) sent by telefax, in which case notice shall be deemed both given and received upon confirmed transmission of such notice, or (d) sent by personal delivery, in which case notice shall be deemed both given and received upon receipt or refusal of receipt. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

      10.16 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

      10.17 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designed period of time begins to run is not to be included and the last day of the period so computed is to be included, unless (except as otherwise specified) such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5 p.m. Dallas, Texas time.

      10.18  Information and Audit Cooperation.  Intentionally deleted.

      10.19 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN ANY DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN, NO PERSONAL LIABILITY OR PERSONAL DEFICIENCY JUDGMENT SHALL BE ASSERTED OR ENFORCED AGAINST ANY PARTNERS OR MEMBERS OF PURCHASER OR, EXCEPT AS SET FORTH BELOW, THE PARTNERS OR MEMBERS OF PURCHASER'S ASSIGNEE MADE PURSUANT TO SECTION 10.1 HEREOF, AGAINST THE TRUSTEES, OFFICERS, EMPLOYEES, AGENTS, PARTNERS, SHAREHOLDERS, PRINCIPALS OR MEMBERS OF SUCH PARTNERS OR MEMBERS, OR AGAINST THE ASSETS OF ANY SUCH PARTNERS' PARTNERS, SHAREHOLDERS, PRINCIPALS OR MEMBERS FOR PAYMENT OF ANY AMOUNT DUE IN CONNECTION THEREWITH OR FOR OBSERVANCE OR PERFORMANCE OF ANY OF THE OBLIGATIONS OF PURCHASER OR PURCHASER'S ASSIGNEE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY NEGATIVE CAPITAL ACCOUNT OF ANY PARTNER OR MEMBER IN PURCHASER OR PURCHASER'S ASSIGNEE OR THE OBLIGATION OF ANY PARTNER OR MEMBER IN PURCHASER OR PURCHASER'S ASSIGNEE TO MAKE A CAPITAL CONTRIBUTION TO PURCHASER OR PURCHASER'S ASSIGNEE SHALL NOT BE DEEMED TO BE AN ASSET OF PURCHASER OR PURCHASER'S ASSIGNEE. SUBJECT TO THE FOREGOING, ANY LIABILITY OR CLAIM AGAINST PURCHASER OR PURCHASER'S ASSIGNEE SHALL ONLY BE ENFORCED, (1) IF PURCHASER DOES NOT ASSIGN ITS RIGHTS UNDER THIS AGREEMENT, OUT OF PURCHASER'S ASSETS ONLY AND (2) IF PURCHASER DOES ASSIGN ITS RIGHTS UNDER THIS AGREEMENT, OUT OF PURCHASER'S ASSETS AND PURCHASER'S ASSIGNEE'S ASSETS ONLY INCLUDING THE ASSETS OF ANY GENERAL PARTNER.

      NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN ANY DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN, NO PERSONAL LIABILITY OR PERSONAL DEFICIENCY JUDGMENT SHALL BE ASSERTED OR ENFORCED AGAINST THE TRUSTEES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, PARTNERS, SHAREHOLDERS OR PRINCIPALS OF LINCAM PROPERTIES, INC., A DELAWARE CORPORATION OR LINCAM ASSOCIATES, LTD., AN ILLINOIS LIMITED PARTNERSHIP, THE SOLE GENERAL PARTNERS OF SELLER, OR AGAINST THE ASSETS OF SUCH TRUSTEES, OFFICERS, DIRECTORS, PARTNERS OR SHAREHOLDERS FOR PAYMENT OF ANY AMOUNT DUE IN CONNECTION THEREWITH OR FOR OBSERVANCE OR PERFORMANCE OF ANY OF THE OBLIGATIONS OF SELLER.

      10.20 As Is - Where Is. Except for the specific representations and warranties set forth in this Agreement, Seller is conveying to, and the Purchaser is accepting, the Property in its "As Is, Where Is" condition on the Closing Date.

                       ARTICLE 11:  INDEMNIFICATION

      11.1 Seller's Agreements. Seller agrees, in addition to any other indemnities of such parties set forth in this Agreement, to indemnify, defend and hold harmless Purchaser and its successors and assigns and the advisers, affiliates, directors, officers, employees, shareholders, members and partners of any of them (collectively, the "Purchaser Related Parties", and individually a "Purchaser Related Party"), from and against any and all claims, liabilities, damages, and penalties and any and all loss, cost, or expense (including without limitation, reasonable attorneys' fees and court costs) incurred by, or any amount due to a Purchaser Related Party incident to, resulting from, or in any way arising out of any of the following before or after the Closing Date:

            (i)  Subject to the applicable time periods set forth in
Section 10.5 hereof, any representation or warranty made by Seller hereunder is not true and correct in all material respects when made or is not true and correct in all material respects at the Closing; and

            (ii) Any tort claim or breach of contract claim for money due and owing in connection with the ownership or operation of the Property by Seller to the extent such claim arises from incidents which occurred prior to the Closing Date and are not monetary obligations specifically identified and credited to (and assumed by) Purchaser at Closing.

      Subject to the applicable time limitations set forth in Section 10.5, the obligations of Seller set forth in this Section 11.1 shall survive the Closing of the transactions contemplated hereunder and, as to the obligations set forth in Sections 6.8 and 6.9, any termination of this Agreement.

      11.2 Purchaser's Agreements. Purchaser hereby agrees, in addition to any other indemnities of Purchaser set forth in this Agreement, to indemnify, defend and hold harmless Seller and its respective successors, assigns, affiliates, directors, officers, employees and partners (collectively, the "Seller Related Parties", and individually a "Seller Related Party") from and against any and all claims, liabilities, damages, and penalties and any and all loss, costs, or expense (including without limitation, reasonable attorneys' fees and court costs) incurred by, or any amount due to a Seller Related Party incident to, resulting from, or in any way arising out of any of the following:

            (i) Any tort claim or breach of contract claim or other claim for money due and owing in connection with the ownership or operation of any of the Property by Purchaser to the extent that such claim arises from incidents which occurred after the Closing Date or from monetary obligations arising prior to the Closing but specifically identified and credited to (and assumed by) Purchaser at Closing include those arising after Closing; and

            (ii)  Subject to the time periods set forth in Section
10.5 hereof, any representation or warranty made by Purchaser hereunder is not true and correct in all material respects when made or is not true and correct in all material respects at the applicable Closing.

      Subject to the time limitations set forth in Section 10.5 hereof, the obligations of Purchaser set forth in this Section 11.2 shall survive the applicable Closings of the transactions contemplated hereunder and, as to the obligations set forth in Sections 2.1(b), 6.8 and 6.9, any termination of this Agreement.


      11.3 Procedures for Obtaining Indemnification. Any claim for indemnification under Section 11.1, Section 11.2 or any other applicable provision of this Agreement shall be made in accordance with the following provisions:

            (i) Definitions. For purposes of this Section 11.3, (a) the term "Claim" shall mean any claim, litigation, setoff, defense, counterclaim or other legal action taken or asserted by any person against the Asserting Party, (b) the term "Asserting Party" shall mean the indemnified party against whom a Claim is asserted and who seeks indemnification under Section 11.1, Section 11.2 or any other applicable provision of this Agreement and (c) the term "Defending Party" shall mean the indemnifying party or parties from whom indemnification is sought under
Section 11.1, Section 11.2 or any other applicable provision of this Agreement.

            (ii) Notice of Claim; Assumption of Defense. If a Claim is made against the Asserting Party which the Asserting Party believes to be covered by a Defending Party's indemnification obligations hereunder, the Asserting Party shall promptly notify the Defending Party of the Claim and, in such notice shall offer to the Defending Party the opportunity to assume the defense of the Claim within ten (10) business days after receipt of the notice (with counsel reasonably acceptable to the Asserting Party). If the Defending Party timely elects to assume the defense of the Claim, the Defending Party shall do so on behalf of both the Asserting Party and the Defending Party, unless both the Asserting Party and the Defending Party are named in the same litigation and representation of both of them by the same counsel would be inappropriate.

            (iii) Right to Settle. If the Defending Party timely elects to assume the defense of the Claim, the Defending Party shall have the right to settle the Claim on any terms it considers reasonable as long as the settlement shall not require the Asserting Party to render any performance or pay any consideration without the Asserting Party's prior written consent.

      11.4 Right to Assume Defense. If the Defending Party fails timely to elect to assume the defense of the Claim, or if the Defending Party timely elects to assume the defense of the Claim but thereafter fails to defend the Claim with diligence and continuity with counsel reasonably acceptable to the Asserting Party, then the Asserting Party shall, after five (5) days written notice to Defending Party, have the right to take over the defense of the Claim and to settle the Claim on any terms the As-serting Party considers reasonable. Any such settlement shall be valid as against the Defending Party.

      If the Defending Party assumes the defense of a Claim, the Asserting Party may employ its own counsel but such employment shall be at the sole expense of the Asserting Party. If the Defending Party assumes the defense of a Claim but the same counsel may not appropriately represent both the Asserting Party and the Defending Party, or if the Defending Party fails timely to assume the defense of the Claim or, after having elected to assume the defense fails to defend the Claim with diligence and continuity with counsel reasonably acceptable to the Asserting Party, the Asserting Party may, after five (5) days written notice to Defending Party, employ its own counsel and such employment shall be at the sole expense of the Defending Party.

      Whether or not the Defending Party elects to assume the defense of a Claim, the Defending Party shall cooperate with the Asserting Party in the defense of the Claim.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


                                    PURCHASER

                                    RREEF AMERICA L.L.C., a Delaware
                                   limited liability company


                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________


                                    SELLER

                                    LINCAM PROPERTIES LTD. SERIES 85

                                    BY:   LINCAM PROPERTIES, INC., a
                                        Delaware corporation, general partner


                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________


                                    BY:   LINCAM ASSOCIATES, LTD., an
                                  Illinois limited partnership, general partner


                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________

                      AGREEMENT OF PURCHASE AND SALE
                                    FOR
                      BARTON CREEK LANDING APARTMENTS


                                 EXHIBITS


A -   Legal Description of Real Property

B -   Surveyor's Certificate

C -   Form Closing Documents
      C-1   Form Deed
      C-2   Form Assignment of Lease
      C-3   Form Bill of Sale
      C-4   Form Assignment of Intangible Personal Property
      C-5   Form Certificate of Representation and Warranty
      C-6   Form Assignment and Assumption of Contract
      C-7   Form Tenant Notice Letter

D -   Litigation

E -   Leased Property

F -   Environmental Matters

G -   Other Physical Matters





                                                                 EXHIBIT A

                  LEGAL DESCRIPTION OF THE REAL PROPERTY
















                                                                  EXHIBIT B

                          SURVEYOR'S CERTIFICATE


      I hereby certify to _________________________________,
________________________________, and ______________________ that on the
________ day of ______________, 1995, this survey was made on the ground per the field notes and is true, correct, and accurate as to the boundaries and areas of the subject property and the size, location, and type of buildings and improvements thereon, and as to the other matters shown thereon, that the area or quantity of the subject property as set forth in this survey is accurate to the nearest one ten thousandth (1/10,000) of an acre, and that this survey correctly shows (a) the location of all easements, rights-of-way, improvements, signs, fences, drainage ditches, impoundments, pits, railroads, streams, building setback lines, party walls, and encroachments visible on the ground, or of record as contained within a title report prepared by ________________________________________
Title Insurance Company, on ______________, 19__, Commitment No. _______________, or of which I have knowledge or have been advised, whether or not of record, affecting the subject property and the location of all above-ground evidence of utility lines serving the subject property and, except as shown, there exist on the subject property no such above-ground evidence of easements, rights-of-way, improvements, signs, fences, drainage ditches, impoundments, pits, railroads, streams, building setback lines, party walls, and encroachments, and (b) the location of all above-ground evidence of utility lines serving the subject property, and (c) the location and number of all parking spaces, if any, including the location and number of all parking spaces designated for handicap use, and (d) the distance of improvements on the subject property at ground surface level to the nearest facing exterior property line of the subject property, and to any applicable setback lines and to other buildings on the subject property, and (e) all curb cuts and means of ingress to and egress from the subject property and the measured distance between such curb cuts, and (f) the width(s) of the street(s) on which the subject property abuts and the applicable right-of-way lines for said street(s).

      Encroachments, as used herein, include encroachments or protrusions onto the subject property by above-ground improvements on adjacent property, rights-of-way or easements and encroachments or protrusions onto adjacent property, rights-of-way, easements or building setbacks by any above-ground improvements on the subject property and any conflicts or overlaps of the metes and bounds calls of the subject property and those of adjacent property, easements, or rights-of-way.

      The subject property has restricted ingress and egress to and from ________________________________________________________ and
__________________________________________________ which is paved, public right-of-way and is maintained by the ________ County Department of Transportation, _________ County, _________.

      No part of the subject property lies within a 100-year flood plain or in an identified "flood hazard," as defined by the United States Department of Housing and Urban Development, pursuant to the Flood Disaster Act of 1973, as amended.

      This Survey substantially complies with the current Texas Society of Professional Surveyors Standards and Specifications for a Category 1A, Condition II survey and the standards for an ALTA-ASCM Urban survey.

DATED:  _______________________


                                    ___________________________________
                                    Registered Public Surveyor
                                    Surveyor Number ___________________

                                                                EXHIBIT C-1

                           SPECIAL WARRANTY DEED

THE STATE OF TEXAS           }
                             }    KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF TRAVIS             }


      THAT, LINCAM PROPERTIES LTD. SERIES 85, an Illinois limited partnership (hereinafter referred to as "Grantor"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration to the undersigned paid by _____________________________________________________ a
_________________________________________ (hereinafter referred to as
"Grantee"), the receipt and sufficiency of which consideration is hereby acknowledged, has GRANTED, SOLD AND CONVEYED, and by these presents does GRANT, SELL AND CONVEY unto Grantee, all of the following described property in Travis County, Texas, to wit:

      that certain parcel of real property described on Exhibit "A" attached hereto and made a part hereof for all purposes, together with all improvements thereon and all rights and appurtenances pertaining thereto and all of the easements, rights-of-way, privileges, liberties, hereditaments, strips and gores, streets, alleys, passages, ways, waters, water courses, thereto belonging or appertaining, and all of the estate, right, title, interest, claims or demands whatsoever of Grantors therein and the streets and ways adjacent thereto, either in law or in equity; subject, however, to those matters set forth on Exhibit "B" attached hereto and made a part hereof.

      TO HAVE AND TO HOLD the above described premises, together with all and singular the rights and appurtenances thereto in anywise belonging unto the said Grantee, its successors, legal representatives and assigns forever, and Grantor does hereby bind itself, and its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the said premises unto the said Grantee, its successors, legal representatives and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise.

      EXECUTED this ______ day of _______________, 1995.

                                    LINCAM PROPERTIES LTD. SERIES 85

                                    BY:   LINCAM PROPERTIES, INC., a
                                   Delaware corporation, general partner


                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________


                                    BY:   LINCAM ASSOCIATES, LTD., an
                              Illinois limited partnership, general partner


                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________




[ACKNOWLEDGEMENTS]

Mailing Address of Grantee:

_____________________________
_____________________________
_____________________________

                                                                EXHIBIT C-2

                    ASSIGNMENT AND ASSUMPTION OF LEASES


STATE OF _______        }
                        }     KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _______       }


      FOR VALUE RECEIVED, LINCAM PROPERTIES LTD. SERIES 85, an Illinois limited partnership ("Assignor"), hereby assigns, transfers, sets over and conveys to _________________________________, a ________ limited partnership ("Assignee"), all of Assignor's right, title and interest in and to the leases ("Leases"), including any and all security deposits made by tenants pursuant to said Leases, in effect at the real property described on Exhibit A attached hereto, including without limitation, those described in the rent roll attached hereto as Exhibit B.

      Assignor shall defend, indemnify and hold harmless Assignee from any liability, damages, causes of action, expenses, and attorneys' fees incurred by Assignee by reason of the failure of Assignor to fulfill, perform, discharge, and observe its obligations with respect to any of the Leases arising prior to the date hereof. Assignee shall defend, indemnify and hold harmless Assignor from any liability, damages, causes of action, expenses, and attorneys' fees incurred by Assignor by reason of the failure of Assignee to fulfill, perform, discharge, and observe its obligations with respect to any of the Leases arising from and after the date hereof.

      The provisions of Section 10.19 of that certain Agreement of Purchase and Sale, dated as of February ___, 1995, by and between Assignor and Assignee's predecessor in interest, RREEF America L.L.C., are incorporated herein by reference as if fully set forth herein and are applicable to the parties' obligations hereunder.

      IN WITNESS WHEREOF, this Assignment and Assumption of Leases has been duly executed and delivered as of this ______ day of _____________, 1995.


                                    ASSIGNOR:

                                    LINCAM PROPERTIES LTD. SERIES 85

                                    BY:   LINCAM PROPERTIES, INC., a
                                   Delaware corporation, general partner


                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________


                                    BY:   LINCAM ASSOCIATES, LTD., an
                                   Illinois limited partnership, general partner


                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________



[ACKNOWLEDGEMENTS]

                                                                EXHIBIT C-3

                               BILL OF SALE


      FOR VALUE RECEIVED, LINCAM PROPERTIES LTD. SERIES 85, an Illinois limited partnership ("Seller"), sells, assigns, transfers and sets over to _________________________________, a _________ limited partnership
("Purchaser"), the following described personal property:

      All equipment, machinery, furniture, furnishings, supplies and other tangible personal property, of every nature and description, and all replacements thereof, owned by Seller now or hereafter located in or on the real estate commonly known as "Barton Creek Landing Apartments", which real estate is described on Exhibit A attached hereto and made a part hereof, excepting therefrom any furniture, furnishings articles of personal property belonging to tenants occupying the improvements situated on said real estate.

      The property hereby assigned includes, without limitation, the property described on Exhibit B attached hereto and made a part hereof.

      IN WITNESS WHEREOF, Seller has duly executed and delivered this Bill of Sale as of this _____ day of ______________________, 1995.

                                    LINCAM PROPERTIES LTD. SERIES 85

                                    BY:   LINCAM PROPERTIES, INC., a
                                   Delaware corporation, general partner


                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________


                                    BY:   LINCAM ASSOCIATES, LTD., an
                              Illinois limited partnership, general partner


                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________

[ACKNOWLEDGMENTS]

                                                                EXHIBIT C-4


                     ASSIGNMENT OF INTANGIBLE PROPERTY


      FOR VALUE RECEIVED, LINCAM PROPERTIES LTD. SERIES 85, an Illinois limited partnership ("Assignor"), sells, assigns, transfers, and sets over unto _________________________________, a ________ limited partnership
("Assignee"), all the right, title and interest of Assignor in and to any and all of the intangible personal property related to or used in connection with the real property described on Exhibit A attached hereto (the "Property"), including without limitation, all trade names and trademarks associated with such Property including Assignors' right and interest, if and to the extent Assignor has such rights and interests, in the name of the Property, which is commonly known as "Barton Creek Landing Apartments," the plans and specifications, and other architectural and engineering drawings for the Property, if and to the extent Assignor has any right, title or interest in and to such plans and specifications and other architectural and engineering drawings for the Property, contract rights related to the construction, operation, ownership or management of the Property (but excluding Assignor's obligations thereunder except those expressly assumed in writing), warranties, zoning approvals, building permits and licenses (to the extent assignable), tenant lists, correspondence with tenants and records (including, but not limited to, those relating to taxes, insurance, maintenance, repairs, capital improvements and services), booklets, manuals, advertising, and promotional materials, including, without limitation, photographs and negatives, correspondence with suppliers and telephone exchange numbers (if available).

      The provisions of Section 10.19 of that certain Agreement of Purchase and Sale, dated as of February ___, 1995, by and between Assignor and Assignee's predecessor in interest, RREEF America L.L.C., are incorporated herein by reference as if fully set forth herein and are applicable to the parties' obligations hereunder.

      IN WITNESS WHEREOF, Assignor and Assignee have duly executed and delivered this Assignment of Intangible Personal Property as of this _____ day of _______________, 1995.

                                    ASSIGNOR:

                                    LINCAM PROPERTIES LTD. SERIES 85

                                    BY:   LINCAM PROPERTIES, INC., a
                                   Delaware corporation, general partner


                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________


                                    BY:   LINCAM ASSOCIATES, LTD., an
                              Illinois limited partnership, general partner


                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________

[ACKNOWLEDGEMENTS]

                                                                EXHIBIT C-5


            CERTIFICATE UPDATING REPRESENTATIONS AND WARRANTIES


      LINCAM PROPERTIES LTD. SERIES 85, an Illinois limited partnership ("Seller") certifies to _________________________________, a ________
limited partnership ("Purchaser"), that the representations and warranties set forth in Article Seven of that certain Agreement of Purchase and Sale ("Agreement") dated as of __________________, 1995 between Seller and RREEF America L.L.C. conveying the sale of certain real property in the State of Texas more particularly described in the Agreement, and the updated Rent Roll, updated list of Service Contracts and updated Operating Statement, attached hereto as Exhibits A, B and C, respectively, are and remain, true, complete and correct and are reaffirmed as of this date and survive the Closing (as defined in the Agreement) for the period described therein.

      The Seller makes this certification for Purchaser's benefit with the understanding that Purchaser is relying upon this certificate in connection with its purchase of the above-described property.

      Duly executed and delivered as of this ______ day of __________, 1995.


                                    LINCAM PROPERTIES LTD. SERIES 85

                                    BY:   LINCAM PROPERTIES, INC., a
                                   Delaware corporation, general partner


                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________


                                    BY:   LINCAM ASSOCIATES, LTD., an
                              Illinois limited partnership, general partner


                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________

                                                                EXHIBIT C-6


              ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS


STATE OF _______        }
                        }     KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _______       }


      FOR VALUE RECEIVED, LINCAM PROPERTIES LTD. SERIES 85, an Illinois limited partnership ("Assignor"), hereby assigns, transfers, sets over and conveys to _________________________________, a ________ limited partnership ("Assignee"), all of Assignor's right, title and interest in and to the service contracts and other agreements ("Service Contracts"), in effect at the real property described on Exhibit A and listed on Exhibit B attached hereto.

      Assignor shall defend, indemnify and hold harmless Assignee from any liability, damages, causes of action, expenses, and attorneys' fees incurred by Assignee by reason of the failure of Assignor to fulfill, perform, discharge, and observe its obligations with respect to any of the Service Contracts arising prior to the date hereof. Assignee shall defend, indemnify and hold harmless Assignor from any liability, damages, causes of action, expenses, and attorneys' fees incurred by Assignor by reason of the failure of Assignee to fulfill, perform, discharge, and observe its obligations with respect to any of the Service Contracts arising from and after the date hereof.

      The provisions of Section 10.19 of that certain Agreement of Purchase and Sale, dated as of February ___, 1995, by and between Assignor and Assignee's predecessor in interest, RREEF America L.L.C., are incorporated herein by reference as if fully set forth herein and are applicable to the parties' obligations hereunder.

      IN WITNESS WHEREOF, this Assignment and Assumption of Service Contracts has been duly executed and delivered as of this ______ day of _____________, 1995.



                                    ASSIGNOR:

                                    LINCAM PROPERTIES LTD. SERIES 85

                                    BY:   LINCAM PROPERTIES, INC., a
                                   Delaware corporation, general partner


                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________


                                    BY:   LINCAM ASSOCIATES, LTD., an
                              Illinois limited partnership, general partner


                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________



                                    ASSIGNEE:

                                    ___________________________________


                                                                EXHIBIT C-7

                        ____________________, 1995

____________________________
Apartment No. ________
Barton Creek Landing
____________________________

      Re:   Notice of Change of Ownership of Barton Creek Landing
Apartments, Austin, Texas (the "Property")

Dear Resident:

      For the purposes of complying with Section 92.105 of the Property Code of the Revised Civil Statutes of the State of Texas, you are hereby notified as follows:

      1. That as of the date hereof,LincAm Properties Ltd. Series 85, an Illinois limited partnership, has transferred, sold, assigned, and conveyed the Property to _________________________________________________ (the "New
Owner").

      2. The New Owner is, as of the date hereof, responsible for your tenant security deposit and/or pet deposit in the aggregate amount of $_________________ with respect to your leased premises at the Property.

      3. Future rental payments with respect to your leased premises at the Property should be made to the New Owner by delivering to the on-site manager of the Property a check or money order payable to the order of
______________________.

                                    Yours very truly,

                                    NEW OWNER:




                                    By:________________________________
                                    Title:_____________________________


                                    TRANSFER ACKNOWLEDGED:

                                    LINCAM PROPERTIES LTD. SERIES 85

                                    BY:   LINCAM PROPERTIES, INC., a
                                   Delaware corporation, general partner


                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________


                                    BY:   LINCAM ASSOCIATES, LTD., an
                              Illinois limited partnership, general partner


                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________


                                                                  EXHIBIT D


                                LITIGATION

                 [To be provided during the Reveiw Period]

                                                               EXHIBIT E

                              LEASED PROPERTY

                 [To be provided during the Reveiw Period]
                                                               EXHIBIT F


                           ENVIRONMENTAL MATTERS

                 [To be provided during the Reveiw Period]
                                                                    EXHIBIT G


                          OTHER PHYSICAL MATTERS

                 [To be provided during the Reveiw Period]